UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MAMAMANCINI’S HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54954	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ (Address of Principal Executive Offices)	07073 (Zip Code)

Registrant’s telephone number, including area code: (201) 531-1212

n/a

(Former name or former address, if changed since last report)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Shares of Common Stock underlying Series A Warrants	5,976,777	$1.50	$8,965,165	$1,163.68
Shares of Common Stock underlying Placement Agent Warrants	80,000	$1.50	$120,000	$15.58
Total Registration Statement Fee				$1,179.26

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

Filed Pursuant to Rule 424(b)(3)

Registration No. ______________

Dated February __, 2020

MAMAMANCINI’S HOLDINGS, INC.

6,056,777 Shares of Common Stock
Par Value $0.00001 Per Share

This prospectus relates to the offering by the selling stockholders of MAMAMANCINI’S HOLDINGS, INC. of up to 6,056,777 shares of our common stock underlying Series A warrants. We will not receive any proceeds from the sale of common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in broker’s transactions, in the open market, on the OTCQB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of common stock.

Our common stock is traded on the OTCQB under the symbol “MMMB”. On January 31, 2020, the closing sale price of our common stock was $1.49 per share.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February __, 2020.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by MAMAMANCINI’S HOLDINGS, INC. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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SUMMARY INFORMATION AND RISK FACTORS

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “MamaMancini’s”, “the Company”, “we,” “us,” and “our,” refer to MAMAMANCINI’S HOLDINGS, INC., a Nevada corporation.

SUMMARY OF THE COMPANY

Our History

MamaMancini’s Holdings, Inc. (formerly Mascot Properties, Inc.) was incorporated in the State of Nevada on July 22, 2009. Mascot Properties, Inc.’s (“Mascot”) activities since its inception consisted of trying to locate real estate properties to manage, primarily related to student housing, and services which included general property management, maintenance and activities coordination for residents. Mascot did not have any significant development of such business and did not derive any revenue. Due to the lack of results in its attempt to implement its original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities.

On February 22, 2010, MamaMancini’s LLC was formed as a limited liability company under the laws of the state of New Jersey in order to commercialize our initial products. On March 5, 2012, the members of MamaMancini’s, LLC, holders of 4,700 units (the “Units”) of MamaMancini’s LLC, exchanged the Units for 15,000,000 shares of common stock and those certain options to purchase an additional 223,404 shares of MamaMancini’s Inc. (the “Exchange”). Upon consummation of the Exchange, MamaMancini’s LLC ceased to exist and all further business has been and continues to be conducted by MamaMancini’s Inc.

On January 24, 2013, Mascot, Mascot Properties Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), MamaMancini’s Inc., a privately-held Delaware Corporation headquartered in New Jersey (“Mama’s”) and David Dreslin, an individual (the “Majority Shareholder”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Mama’s, with Mama’s surviving as a wholly-owned subsidiary of the Company (the “Merger”). The transaction (the “Closing”) took place on January 24, 2013 (the “Closing Date”). Mascot acquired, through a reverse triangular merger, all of the outstanding capital stock of Mama’s in exchange for issuing Mama’s shareholders (the “Mama’s Shareholders”), pro-rata, a total of 20,054,000 shares of the Company’s common stock. As a result of the Merger, the Mama’s Shareholders became the majority shareholders of Mascot.

Immediately following the Closing of the Agreement, Mascot changed its business plan to that of Mama’s. On March 8, 2013, Mascot received notice from the Financial Industry Regulatory Authority (“FINRA”) that its application to change its name and symbol had been approved and effective Monday, March 11, 2013, Mascot began trading under its new name, “MamaMancini’s Holdings, Inc.” (“MamaMancini’s” or the “Company”) and under its new symbol, “MMMB”.

On November 1, 2017, MamaMancini’s, Joseph Epstein Food Enterprises, Inc., a New Jersey corporation (“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed a merger transaction whereby JEFE merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s. Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses (c) assumption by the Company of certain third-party loans to JEFE totaling approximately $782,000 and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company. No cash or stock was exchanged in connection with the transaction.

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Our Company

MamaMancini’s roots go back to our founder Dan Dougherty, whose grandmother Anna “Mama” Mancini emigrated from Bari, Italy to Bay Ridge, Brooklyn in 1921. Our products were developed using her old-world Italian recipes that were handed down to her grandson, Dan Dougherty. Today we market a line of all-natural specialty prepared, frozen and refrigerated foods for sale in retailers around the country. Our primary products include beef, turkey, chicken and pork meatballs, all with slow cooked Italian Sauce.

Our products are all natural, contain a minimum number of ingredients and are generally derived from the original recipes of Anna “Mama” Mancini. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods.

The United States Department of Agriculture (the “USDA”) defines all natural as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as all natural. The Food and Safety and Inspection Service (“FSIS”) Food Standards and Labeling Policy Book (2003) requires meat and poultry labels to include a brief statement directly beneath or beside the “natural” Label claim that “explains what is meant by the term natural i.e., that the product is a natural food because it contains no artificial ingredients and is only minimally processed”. The term “natural” may be used on a meat label or poultry label if the product does not contain any artificial flavor or flavoring, coloring ingredient, chemical preservative, or any other artificial or synthetic ingredient. Additionally, the term “all natural” can be used if the FSIS approves your product and label claims. The Company’s product and label claims have been approved by the FSIS to contain the all-natural label.

Additionally, the Company has recently commenced marketing of certain “meatless” versions of its product line under a Trademark Licensing Agreement with Beyond Meat, Inc.

Our products are principally sold to supermarkets and mass-market retailers. We currently have 26 different product offerings which are packaged in different sized retail and bulk packages. Our products are principally sold in multiple sections of the supermarket, including hot bars, salad bars, prepared foods (meals), sandwich, as well as cold deli and foods-to-go sections. Our products are also sold in the frozen food and fresh meat sections. We sell directly to both food retailers and food distributors.

Finally, we also sell our products on QVC through live on-air offerings, auto ship programs and for every day purchases on their web site. QVC is the world’s largest direct to consumer marketer.

During the year ended January 31, 2019, the Company earned revenues from two customers representing approximately 50% and 10% of gross sales. During the year ended January 31, 2018, the Company earned revenues from two customers representing approximately 40% and 10% of gross sales. As of January 31, 2019, three customers represented approximately 44%, 19% and 13% of total gross outstanding receivables, respectively. As of January 31, 2018, two customers represented approximately 43% and 15% of total gross outstanding receivables, respectively. We depend heavily on these customers.

The Company continually reviews its accounts in order to focus on maximum performance, and as a result periodically eliminates under-performing accounts.

Industry Overview

Our products are considered specialty prepared foods, in that they are all natural, taste great, are authentic Italian and are made with high quality ingredients. The market for specialty and prepared foods spans several sections of the supermarket, including frozen, deli- prepared foods, and the specialty meat segment of the meat department.

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Our Strengths

We believe that the following strengths differentiate our products and our brand:

●

Authentic recipes and great taste. Our products are founded upon Anna “Mama” Mancini’s old-world Italian recipes. We believe the authenticity of our products has enabled us to build and maintain loyalty and trust among our current customers and will help us attract new customers. Additionally, we continuously receive positive customer testimonials regarding the great taste and quality of our products.

●

Healthy and convenient. Our products are made only from high quality natural ingredients, including domestic inspected beef, whole Italian tomatoes, genuine imported Pecorino Romano, real eggs, natural breadcrumbs, olive oil and other herbs and spices. Our products are also simple to prepare. Virtually every product we offer is ready-to-serve within 12 minutes, thereby providing quick and easy meal solutions for our customers. By including the sauce and utilizing a tray with our packaging, our meatballs can be prepared quickly and easily.

●

Great value. We strive to provide our customers with a great tasting product using all-natural ingredients At an affordable price. Typical retail prices for 16 oz. packages ranges from $4.99 to $7.99, and $5.99 to $9.99 for bulk products sold in delis or hot bars. We believe the sizes of our product offerings represent a great value for the price.

●

New products and innovation. Since our inception, we have continued to introduce new and innovative products. While we pride on ourselves on our traditional beef, turkey, chicken and pork meatballs, we have continuously made efforts to grow and diversify our line of products while maintaining our high standards for all natural, healthy ingredients and great taste.

Customers/Management

●

Strong consumer loyalty. Many of our consumers are loyal and enthusiastic brand advocates. Our consumers trust us to deliver great-tasting products made with all-natural ingredients. Consumers have actively communicated with us through our website and/or social media channels. We believe that this consumer interaction has generated interest in our products and has inspired enthusiasm for our brand. We also believe that enthusiasm for our products has led and will continue to lead to repeat purchases and new consumers trying our products.

●

Experienced leadership. We have a proven and experienced senior management team. Our Chief Executive Officer and Chairman, Carl Wolf, has been with us since inception and has over 35 years of experience in the management and operations of food companies. Mr. Wolf was the founder, majority shareholder, Chairman of the Board, and CEO of Alpine Lace Brands, Inc., a public company engaged in the development, marketing and distribution of cheese, deli meats and other specialty food products, which was sold to Land O’Lakes, Inc. In addition, the other members of our board of directors also have significant experience in the food industry.

Our Growth Strategy

We are actively executing a strategy to build our brand’s reputation, grow sales and improve our product and operating margins by pursuing the following growth initiatives:

●

Increase product placements in the perimeter within retail locations. We strive for product placements in the perishable departments of retail locations. We believe adding shelf placements within the supermarkets that carry our products will increase customer awareness, leading to more consumers purchasing our products and expanding our market share.

●

Increase Sales in “Fresh” Section. Increase sales in the “Fresh” section (in the perimeter of the retainer), where there is significant sales growth and higher margins, over products in the “Frozen” section which are showing zero to negative growth.

●	Increase retail locations. We intend to increase sales by expanding the number of retail stores that sell our products in the mainstream grocery and mass merchandiser channels.
●

Increase Overall Sales. We have an experienced sales staff and now employ one full time Vice President of Sales as well as our Co-Founder Dan Dougherty, Carl Wolf, our Chief Executive Officer and Chairman, and Matthew Brown, our President, each of whom is involved with selling to, and managing sales with, major supermarket chains.

●

Expand food brokerage network. We currently work with retail food brokers nationwide and intend to add additional food brokers to increase our geographical coverage in the United States to approximately 90%.

●

Enhance awareness through marketing. We have increased our social media activity with Facebook, Twitter, Pinterest, and YouTube. We also engage with consumers through newsletter mailings, blogs, and special projects, including a bank of recipe videos and contests and giveaways. Targeted consumer merchandising activity, including virtual couponing, on-pack couponing, mail-in rebates, product demonstrations, and co-op retail advertising will continue into the future in order to increase sales and generate new customers.

●

Adding new products. Our market research and consumer testing enable us to identify attractive new product opportunities. We intend to continue to introduce new products in both existing and new product lines that appeal to a wide range of consumers.

●	Maintain a Strong Relationship with QVC. The Company currently offers various lines through QVC and intends to increase its product line offerings offered through QVC.

●	Increase Media Exposure. Increase the visibility of Dan Dougherty (Mancini) in the media as a product spokesman.

●	“Club Stores”. The Company is aggressively pursuing sales to “Club Stores”

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Pricing

Our pricing strategy focuses on being competitively priced with other premium brands. Since our products are positioned in the authentic premium prepared food category, we maintain prices competitive with those of similar products and prices slightly higher than those in the commodity prepared foods section. This pricing strategy also provides greater long-term flexibility as we grow our product line through the growth curve of our products. Current typical retail prices for 16 oz. packages range from $4.99 to $7.99, and $5.99 to $9.99 per pound for prepared food products sold to delis or hot bars. Increases in raw materials costs, among other factors, may lead to us consider price increases in the future.

Suppliers/Manufacturers

As of October 31, 2019, approximately 90% of our products are internally produced by the Company’s wholly-owned subsidiary, Joseph Epstein Food Enterprises, Inc (“JEFE”). Approximately 10% are manufactured on an outsourced basis. None of our raw materials or ingredients are directly grown or produced by us. From time-to-time we negotiate with other manufacturers to supplement the Company’s manufacturing capability. We currently purchase modest quantities from other manufacturers. All of the raw materials and ingredients in our products are readily available and are readily ascertainable by our suppliers. We have not experienced any material shortages of ingredients or other products necessary to our operations and do not anticipate such shortages in the foreseeable future.

Sales/Brokers

Our products are sold primarily through a commission broker network. We sell to large retail chains who direct our products to their own warehouses or to large food distributors.

The Company increased its sales management efforts with the result that the Company is now actively soliciting business with almost every major retail supermarket chain in the country. MamaMancini’s products are currently sold nationwide, with its greatest concentration in the Northeast and Southeast. In April 2019, the Company initiated a major sales effort into the food service, convenience store, export and special projects areas.

Marketing

The majority of our marketing activity has been generated through promotional discounts, consumer trial, consumer product tastings and demonstrations, in-store merchandising and signage, couponing, word of mouth, consumer public relations, social media, special merchandising events with retailers and consumer advertising.

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Based on the Company’s metrics for determining brand awareness, which includes market studies and analysis of consumer recognition of the MamaMancini’s brand, the Company believes that brand awareness for MamaMancini’s has grown in the past 12 months.

Investments - Meatball Obsession

During 2011 the Company acquired a 34.62% interest in Meatball Obsession, LLC (“MO”) for a total investment of $27,032. This investment is accounted for using the equity method of accounting. Accordingly, investments are recorded at acquisition cost plus the Company’s equity in the undistributed earnings or losses of the entity. At December 31, 2011 the investment was written down to $0 due to losses incurred by MO. The Company’s ownership interest in MO has decreased due to dilution. At January 31, 2019 and 2018, the Company’s ownership interest in MO was 12% and 12%, respectively. One of our directors, Steven Burns, serves as the Chairman of the Board of Directors of Meatball Obsession.

Competition

The gourmet and specialty pre-packaged and frozen food industry has many large competitors specializing in various types of cuisine from all over the world. Our product lines are currently concentrated on Italian specialty foods. While it is our contention that our competition is much more limited than the entire frozen and pre-packaged food industry based on our products’ niche market, there can be no assurances that we do not compete with the entire frozen and pre-packaged food industry. We believe our principal competitors include Quaker Maid / Philly-Gourmet Meat Company, Hormel, Rosina Company, Inc., Casa Di Bertacchi, Inc., Farm Rich, Inc., Mama Lucia, and Buona Vita, Inc.

Intellectual Property

Our current intellectual property consists of trade secret recipes and cooking processes for our products and three trademarks for “MamaMancini’s”, “Mac N’ Mamas” and “The Meatball Lovers Meatball”. The recipes and use of the trademarks have been assigned in perpetuity to the Company.

We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures to protect our proprietary rights.

Royalty Agreement

In accordance with a Development and License Agreement (the “Development and License Agreement”) entered into on January 1, 2009 with Dan Dougherty relating to the use of his grandmother’s recipes for the products to be created by MamaMancini’s, Mr. Dougherty granted us a 50-year exclusive license (subject to certain minimum payments being made), with a 25-year extension option, to use and commercialize the licensed items. Under the terms of the Development and License Agreement, Mr. Dougherty shall develop a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Mr. Dougherty shall work with us to develop Licensor Products that are acceptable to us. Upon acceptance of a Licensor Product by us, Mr. Dougherty’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products shall be subject to the Development and License Agreement. In connection with the Development and License Agreement, we pay Mr. Dougherty a royalty fee on net sales.

USDA approval / Regulations

Our food products, which are manufactured both in our own manufacturing facilities and in third-party facilities, are subject to various federal, state and local regulations and inspection, and to extensive regulations and inspections, regarding sanitation, quality, packaging and labeling. In order to distribute and sell our products outside the State of New Jersey, the third-party food processing facilities must meet the standards promulgated by the U.S. Department of Agriculture (the “USDA”). Our manufacturing processing facilities and products are subject to periodic inspection by federal, state, and local authorities. In January 2011, the FDA’s Food Safety Modernization Act was signed into law. The law will increase the number of inspections at food facilities in the U.S. in an effort to enhance the detection of food borne illness outbreaks and order recalls of tainted food products. The facilities in which our products are manufactured are inspected regularly and comply with all the requirements of the FDA and USDA.

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We are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or GMP’s, and specifies the recipes for certain foods. Specifically, the USDA defines “all natural” as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as “all natural”. However, should the USDA change their definition of “all natural” at some point in the future, or should MamaMancini’s change their existing recipes to include ingredients that do not meet the USDA’s definition of “all natural”, our results of operations could be adversely affected.

The FTC and other authorities regulate how we market and advertise our products, and we are currently in compliance with all regulations related thereto, although we could be the target of claims relating to alleged false or deceptive advertising under federal and state laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our results of operations to be adversely affected.

Quality Assurance

We take precautions designed to ensure the quality and safety of our products. In addition to routine third-party inspections of our manufacturing facilities, we have instituted regular audits to address topics such as allergen control, ingredient, packaging and product specifications and sanitation. Under the FDA Food Modernization Act, both our own manufacturing facilities and each of our contract manufacturers are required to have a hazard analysis critical control points plan that identifies critical pathways for contaminants and mandates control measures that must be used to prevent, eliminate or reduce relevant food-borne hazards.

Our manufacturing facility is certified in the Safe Quality Food Program. These standards are integrated food safety and quality management protocols designed specifically for the food sector and offer a comprehensive methodology to manage food safety and quality simultaneously. Certification provides an independent and external validation that a product, process or service complies with applicable regulations and standards.

We work with suppliers who assure the quality and safety of their ingredients. These assurances are supported by our purchasing contracts or quality assurance specification packets, including affidavits, certificates of analysis and analytical testing, where required. The quality assurance staff within our manufacturing facility and within our contract manufacturers conduct periodic on-site routine audits of critical ingredient suppliers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

CORPORATE ADDRESS AND TELEPHONE NUMBER

The Company maintains its designated office at 25 Branca Road, East Rutherford, NJ 07073. The Company’s telephone number is 201-531-1212.

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THE OFFERING

This prospectus will be utilized in connection with the re-sale of 6,056,777 shares which could be potentially issued in the future as of the result of the prospective exercise of certain investor warrants and placement agent warrants which were issued in connection with the Company’s recent stock offering. The Company will not receive any proceeds from any sales of these shares.

Common stock currently outstanding	31,991,241 shares(1)
Common stock offered by the selling stockholders	6,056,777 shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.

(1) Shares of common stock issued and outstanding as of January 31, 2020.

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FINANCIAL INFORMATION
SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended January 31, 2019, January 31, 2018 and January 31, 2017. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page 36 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	1/31/19	1/31/18	1/31/17
Revenues	$28,522,112	$27,543,335	$18,048,792
Net income (loss)	$550,048	$319,740	$(301,080)
Net income (loss) per share	$0.02	$0.01	$(0.02)
Weighted average no. shares (primary)	31,843,755	29,811,521	27,100,316
Stockholders’ (deficit)	$(1,182,148)	$(1,934,680)	$(2,682,670)
Total assets	$7,764,320	$7,272,345	$5,059,068
Total liabilities	$8,946,468	$9,207,035	$7,741,728

The following selected data contains statement of operations data and balance sheet for the three months ended October 31, 2019 and October 31, 2018. The statement of operations data and balance sheet data were derived from the financial statements for the periods. Such financial data should be read in conjunction with the unaudited financial statements and the notes to the financial statements for said periods starting on page 36 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of October 31, 2019	As of October 31, 2018
Balance Sheet Data:
Assets	$10,462,202	$7,957,290
Liabilities	$10,399,142	$9,253,787
Total Stockholders’ Equity (Deficit)	$63,060	$(1,296,497)
Statement of Operations Data
Revenue	$9,267,036	$8,242,847
Operating Expenses	$2,397,352	$2,151,379
Net Income	$408,615	$356,348
Basic Net Income per Share	$0.01	$0.01
Weighted Average Number of Shares Outstanding (basic)	31,991,241	31,866,241

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

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RISKS RELATED TO OUR BUSINESS

We have a limited history of profitability.

Since inception on February 22, 2010 and through October 31, 2019, MamaMancini’s has raised approximately $16,500,000 in capital. During this same period, we have recorded net accumulated losses totaling $(16,457,666). As of October 31, 2019, we had working capital of $1,857,302. MamaMancini’s net income for the two most recent fiscal years ended January 31, 2019 and January 31, 2018 have been $550,048 and $319,740. MamaMancini’s ability to achieve continued profitability depends upon many factors, including its ability to develop and commercialize products. There can be no assurance that MamaMancini’s will be able to achieve growth and profitability consistent with historical performance.

We will need additional capital, which may be difficult to raise for a variety of reasons.

Since inception in 2010 and through October 31, 2019, MamaMancini’s has incurred net accumulated losses of $(16,457,666). As of October 31, 2019 we had working capital of $1,857,302 and stockholders’ equity of $63,060. The Company believes that it has adequate financing to execute its current growth plan, however, in the case that the Company exceeds its expected growth, we would need to raise additional capital and/or significantly cut expenses and overhead in order to operate the business through such date. Currently, we have no plan to raise additional capital, and our access to funding is always uncertain. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. In the event that we are not able to secure financing, we may have to scale back our development plans or operations.

The majority of our business depends on a limited number of principal customers.

Because we depend on a limited number of customers for a majority of our sales, a loss of a small number of these customers could materially adversely affect our business and financial condition. During the nine months ended October 31, 2019, the Company earned revenues from three customers representing approximately 47%, 10% and 10% of gross sales. As of October 31, 2019, these three customers represented approximately 41%, 14% and 6% of total gross outstanding receivables, respectively. During the nine months ended October 31, 2018, the Company earned revenues from one customer representing approximately 52% of gross sales. As of October 31, 2018, this one customer represented approximately 50% of total gross outstanding receivables. If these principal customers cease ordering products from us, our business could be materially adversely affected.

Competitive product and pricing pressures in the food industry and the financial condition of customers and suppliers could adversely affect our ability to gain or maintain market share and/or profitability.

We currently operate in the highly competitive food industry, competing with other companies that have varying abilities to withstand changing market conditions. Any significant change in our relationship with a major customer, including changes in product prices, sales volume, or contractual terms may impact financial results. Such changes may result because our competitors may have substantial financial, marketing, and other resources that may change the competitive environment. If we are unable to establish economies of scale, marketing expertise, product innovation, and category leadership positions to respond to changing market trends, or if we are unable to increase prices while maintaining a customer base, our profitability and volume growth could be impacted in a materially adverse way. The success of our business depends, in part, upon the financial strength and viability of our suppliers and customers. The financial condition of those suppliers and customers is affected in large part by conditions and events that are beyond our control. A significant deterioration of their financial condition would adversely affect our financial results.

We face competition from companies who produce similar frozen products and other prepared foods, many of whom have longer operating histories or who have substantially more financial resources.

Many of our competitors have been in business for a significantly longer period of time than we have and have learned manufacturing techniques which can aid in efficiently producing their products. Additionally, many of these companies have successfully acquired a loyal customer base that would be difficult for us to compete with. Such customers may be unwilling to purchase our products due to brand loyalty or uncertainty in the highly competitive market in which we compete. In addition, if we gain traction in our particular niche of creating gourmet Italian frozen foods, major food companies with substantial marketing and financial resources may attempt to compete more directly with us. In the event that such large companies do directly compete with us, our business may be adversely affected.

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Our operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”), U.S. Department of Agriculture (“USDA”), Federal Trade Commission (“FTC”) and other governmental entities and such regulations are subject to change from time to time which could impact how we manage our production and sale of products. Federal budget cuts could result in furloughs for government employees, including inspectors and reviewers for our supplier’s plants and products which could materially impact our ability to manufacture regulated products.

Our food products which are manufactured in third-party facilities are subject to extensive regulation by the FDA, the USDA and other national, state, and local authorities. For example, we are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or GMP’s, and specifies the recipes for certain foods. Specifically, the USDA defines “all natural” as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as “all natural”. However, should the USDA change their definition of “all natural” at some point in the future, or should MamaMancini’s change their existing recipes to include ingredients that do not meet the USDA’s definition/ of “all natural”, our results of operations could be adversely affected.

The FTC and other authorities regulate how we market and advertise our products, and we could be the target of claims relating to alleged false or deceptive advertising under federal and state laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our results of operations to be adversely affected.

The need for and effect of product recalls could have a material adverse impact on our business.

If any of our products become misbranded or adulterated, we may need to conduct a product recall. The scope of such a recall could result in significant costs incurred as a result of the recall, potential destruction of inventory, and lost sales. Should consumption of any product cause injury and/or illness, we also may be liable for monetary damages as a result of one or more product liability judgments against us. A significant product recall or product liability case could cause a loss of consumer confidence in our food products and could have a material adverse effect on the value of our brand, results of operations and prospects.

We may be subject to significant liability if the consumption of any of our products causes illness or physical harm.

The sale of food products for human consumption involves the risk of injury or illness to consumers. Such injuries or illness may result from inadvertent mislabeling, tampering or product contamination or spoilage. Under certain circumstances, we may be required to recall or withdraw products, which may have a material adverse effect on our business. Even if a situation does not necessitate a recall or market withdrawal, product liability claims may be asserted against us. If the consumption of any of our products causes, or is alleged to have caused, a health-related illness, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential distributors, retailers and consumers and our corporate image and brand equity. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. A product liability judgment against us or a product recall or market withdrawal could have a material adverse effect on our business, reputation and operating results.

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The impact of various food safety issues, environmental, legal, tax, and other regulations and related developments could adversely affect our sales and profitability.

Our products are subject to numerous food safety and other laws and regulations regarding the manufacturing, marketing, and distribution of food products, particularly the USDA, and state and local agencies. These regulations govern matters such as ingredients, advertising, taxation, relations with distributors and retailers, health and safety matters, and environmental concerns. The ineffectiveness of our or our manufacturer’s planning and policies with respect to these matters, and the need to comply with new or revised laws or regulations with regard to licensing requirements, trade and pricing practices, environmental permitting, or other food or safety matters, or new interpretations or enforcement of existing laws and regulations, as well as any related litigation, may have a material adverse effect on our sales and profitability.

Increases in the cost and restrictions on the availability of raw materials could adversely affect our financial results.

Our products include agricultural commodities such as tomatoes, onions, and meats and other items such as spices and flour, as well as packaging materials such as plastic, metal, paper, fiberboard, and other materials and inputs such as water, in order to manufacture products. The availability or cost of such commodities may fluctuate widely due to government policy and regulation, crop failures or shortages due to plant disease or insect and other pest infestation, weather conditions, potential impact of climate change, increased demand for biofuels, or other unforeseen circumstances. To the extent that any of the foregoing or other unknown factors increase the prices of such commodities or materials and we are unable to increase our prices or adequately hedge against such changes in a manner that offsets such changes, the results of its operations could be materially and adversely affected. Similarly, if supplier arrangements and relationships result in increased and unforeseen expenses, our financial results could be materially and adversely impacted.

Disruption of our supply chain could adversely affect our business.

Damage or disruption to our manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, pandemic, strikes, the financial and/or operational instability of key suppliers, distributors, warehousing and transportation providers, or brokers, or other reasons could impair our ability to manufacture or sell our products. To the extent that we are unable to, or cannot financially mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, our business and results of operations may be materially adversely affected, and additional resources could be required to restore our supply chain.

Higher energy costs and other factors affecting the cost of producing, transporting, and distributing our products could adversely affect our financial results.

Rising fuel and energy costs may have a significant impact on our cost of operations, including the manufacture, transportation, and distribution of products. Fuel costs may fluctuate due to a number of factors outside of our control, including government policy and regulation and weather conditions. Additionally, we may be unable to maintain favorable arrangements with respect to the manufacturing costs of our products as a result of the rise in costs of procuring raw materials and transportation by our manufacturers. This may result in increased expenses and negatively affect operations.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

Because of our limited resources, there are limited controls over our information processing. There is inadequate segregation of duties consistent with control objectives. Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff. Currently, we are unable to afford to hire additional staff to facilitate greater segregation of duties but will reassess our capabilities in the following year.

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Management believes that the material weaknesses set forth above are the result of the lack of scale of our operations and are intrinsic to our small size. Nonetheless, our small size and our current internal control deficiencies may have a material adverse effect on our ability to accurately and timely report our financial information which, in turn, may have a material adverse effect on our financial condition.

As a result of our small size and our current internal control deficiencies, our financial condition, results of operation and access to capital may be materially adversely affected.

Global economic uncertainties continue to affect consumers’ purchasing habits and customer financial stability, which may affect sales volume and profitability on some of our products and have other impacts that we cannot fully predict.

As a result of continuing global economic uncertainties, price-conscious consumers may replace their purchases of our premium and value-added products with lower-cost alternatives, which could affect the price and volume of some of these products. The volume or profitability of our products may be adversely affected if consumers are reluctant to pay a premium for higher quality frozen foods or if they replace purchases of our products with cheaper alternatives. Additionally, distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing distributors and retailers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Prolonged unfavorable economic conditions may have an adverse effect on our sales and profitability.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Carl Wolf, our Chief Executive Officer and Chairman, and Mr. Matthew Brown, our President. There can be no assurance that we will be able to retain the services of such officers and employees. Our failure to retain the services of our key personnel could have a materially adverse effect on our business. In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel. Our inability to attract and retain necessary personnel could have a materially adverse effect on our business.

The failure of new product or packaging introductions to gain trade and consumer acceptance and address changes in consumer preferences could adversely affect our sales.

Our success is dependent upon anticipating and reacting to changes in consumer preferences, including health and wellness. There are inherent marketplace risks associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance. Moreover, success is dependent upon our ability to identify and respond to consumer trends through innovation. We may be required to increase expenditures for new product development and there is no guarantee that we will be successful in developing new products or improving upon products already in existence. Additionally, our new products may not achieve consumer acceptance and could materially negatively impact sales.

Changes in our promotional activities may impact, and may have a disproportionate effect on, our overall financial condition and results of operations.

We offer a variety of sales and promotion incentives to our customers and to consumers, such as price discounts, consumer coupons, volume rebates, cooperative marketing programs, slotting fees and in-store displays. Our net sales may periodically be influenced by the introduction and discontinuance of sales and promotion incentives. Reductions in overall sales and promotion incentives could impact our net sales and affect our results of operations in any particular fiscal quarter.

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We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and improving placement of our products, attracting new consumers to our brand and introducing new product lines and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of our products;

●	continue to compete in conventional grocery and mass merchandiser retail channels in addition to the natural and organic channel;

●	secure shelf space in key supermarket locations;

●	increase our brand awareness;

●	expand and maintain brand loyalty; and

●	develop new product lines and extensions.

We may not be able to successfully implement our growth strategy. Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

We are currently selling products in supermarkets in the United States. If we are unable to expand into mass-market retailers or sell products in a greater number of supermarkets we will fall short of our projections and our business and financial condition would be adversely affected.

As a smaller supplier, we may not sell in enough bulk in certain stores and as such our products may not be placed in the most ideal locations to catch the attention of end consumers. If we are unable to gain significant sales growth, our products may never be displayed in the most attractive locations in stores and our sales may suffer.

We may be unable to successfully execute our identified growth strategies or other growth strategies that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue growth strategies, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

●	our ability to raise substantial amounts of additional capital if needed to fund the implementation of our business plan;

●	our ability to execute our business strategy;

●	the ability of our products to achieve market acceptance;

●	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

●	our ability to attract and retain qualified personnel;

●	our ability to manage our third-party relationships effectively; and

●	our ability to accurately predict and respond to the rapid market changes in our industry and the evolving demands of the markets we serve.

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Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

We may be unable to maintain quality control.

All of our manufacturing is outsourced. Although we have entered into supply agreements specifying certain minimum acceptable quality standards, there is no assurance that our current quality assurance procedures will be able to effectively monitor compliance. Additionally, in the event that we expand our operations and increase our output volume, including securing additional manufacturers, there is no assurance that we will be able to adequately maintain quality controls or that our current manufacturing process is scalable.

There may be products liability and other legal claims.

We currently carry products liability insurance policy. Although we believe that the amount of insurance coverage is sufficient for our operations, there is no assurance that the coverage will be adequate.

Our brand and reputation may suffer from real or perceived issues involving the labeling and marketing of our products as “natural.”

Although the FDA and USDA have each issued statements regarding the appropriate use of the word “natural,” there is no single, U.S. government-regulated definition of the term “natural” for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Uncertainty as to the ingredients used in our products, regardless of the cause, may have a substantial and adverse effect on our brand and our business, results of operations and financial condition.

Virtually all of our finished goods inventory is located in a single warehouse facility. Any damage or disruption at this facility would have an adverse effect on our business, results of operations and financial condition.

Virtually all of our finished goods inventory is located in one warehouse facility. A natural disaster, fire, power interruption, work stoppage or other unanticipated catastrophic event at this facility would significantly disrupt our ability to deliver our products and operate our business. If any material amount of our inventory were damaged, we would be unable to meet our contractual obligations and, as a result, our business, results of operations and financial condition would suffer.

We may be unable to defend our intellectual property.

Our business could be adversely affected if we are unable to adequately protect our intellectual property. Our current intellectual property consists of trade secret recipes and cooking processes for our products and trademarks. We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures to protect our proprietary rights. We may, however, not be able to secure significant protection for service marks or trademarks that we obtain. Our inability to protect our intellectual property from others may impede our brand identity and could lead to consumer confusion.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our business is largely based upon our recipes which are trade secrets and are not patentable. We may be unable to keep other companies from copying our recipes, or we may be subject to legal actions alleging intellectual property infringement, unfair competition or similar claims against us. Companies may have intellectual property rights covering aspects of our technologies or businesses. Defending ourselves against intellectual property infringement or similar claims would be expensive and would divert management’s attention. Additionally, there is no assurance that we would be successful in defending ourselves against such claims.

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RISKS RELATED TO OUR SECURITIES

We currently have a limited trading volume, which results in higher price volatility for, and reduced liquidity of, our common stock.

Our shares of common stock have been listed for trading on the OTCQB since 2013. However, historically there has been limited daily volume of trading in our common stock on the OTCQB, which has limited the overall and perceived liquidity of our common stock on that market.

A more active trading market for our shares may never develop or be sustained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market increases price volatility and reduces the liquidity of our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered and, if an active market for our common stock does not develop, it may be difficult to sell shares without depressing the market price for the shares, or at all. In addition, in the event that an active trading market does not develop, the price of our common stock may not be a reliable indicator of the fair value of our common stock.

Furthermore, if our common stock ceases to be listed on the OTCQB, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

You may experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 20,000,000 shares of preferred stock, par value $0.00001 per share and 250,000,000 shares of common stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We are currently listed on the OTCQB under the symbol “MMMB” and are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

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Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The concentration of our capital stock ownership with insiders could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our stockholders who own greater than 5% of our outstanding common stock, in the aggregate, beneficially own approximately 50% of the outstanding shares of our common stock, based on the number of shares outstanding as of January 14, 2020. These stockholders are able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may have interests that differ from yours and may vote in a manner that is adverse to your interests. This concentration of ownership may have the effect of deterring, delaying or preventing a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market; and

●	changes in the market valuations of other comparable companies.

In addition, if the market for food industry stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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We do not expect to pay dividends.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

If securities or industry analysts do not publish research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

All shares of our common stock being offered will be sold by the selling stockholders without our involvement. It is our expectation that the selling shareholders will sell their shares at the market prices prevailing from time-to-time.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued or will be issued to our shareholders upon exercise of certain Warrants issued by the Company. Accordingly, there will be no dilution to our existing shareholders from these sales, other than from the exercise of the Warrants.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock owned and issuable on the exercise of warrants beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares which are issuable on the exercise of warrants beneficially owned by each selling stockholder which is being offered by this prospectus and the number of shares which are issuable on the exercise of warrants beneficially owned which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

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	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Percentage of Common
	Owned Prior to	to be	Owned After	Stock Owned After
Name (1)	the Offering	Sold (2)	the Offering	This Offering

Spartan Capital Securities LLC	80,000	80,000	0	0.00%
Carl and Marion Wolf	592,592	592,592	0	0.00%
Carl Wolf	148,148	148,148	0	0.00%
Matt Brown & Karen Wolf	74,074	74,074	0	0.00%
Mary & Dean Janeway	74,074	74,074	0	0.00%
Alfred D’Agostino Revocable Living Trust 11/6/09	74,074	74,074	0	0.00%
PointProspect, Inc.	74,074	74,074	0	0.00%
Daniel & Maureen Altobello	74,074	74,074	0	0.00%
David and Susan Russell	148,148	148,148	0	0.00%
Martin Gross	222,222	222,222	0	0.00%
Thomas Walther	125,926	125,926	0	0.00%
James Reynolds	148,148	148,148	0	0.00%
Mark Whitmore	37,037	37,037	0	0.00%
Larry Sorenson	296,296	296,296	0	0.00%
John Toohey	148,148	148,148	0	0.00%
Marian Elbert	74,074	74,074	0	0.00%
Javier Castillo	74,074	74,074	0	0.00%
Kevork Niksarli	370,370	370,370	0	0.00%
Joel Cohen	370,370	370,370	0	0.00%
Steve Voeller	74,074	74,074	0	0.00%
Byron Fischer	74,074	74,074	0	0.00%
William Hayman	14,815	14,815	0	0.00%
Mark Brandow	14,925	14,925	0	0.00%
Hybrid Media Services LLC	162,963	162,963	0	0.00%
Thomas Hogue	16,667	16,667	0	0.00%
Kenneth Chartier	8,333	8,333	0	0.00%
Richard Fischer	16,667	16,667	0	0.00%
Phil Yahnke	16,667	16,667	0	0.00%
Randy Larson	8,333	8,333	0	0.00%
Jerome Kohlhaas	16,667	16,667	0	0.00%
David Sutton	16,667	16,667	0	0.00%
Rodney Gertson	10,000	10,000	0	0.00%
Roger Arrington	16,667	16,667	0	0.00%
Tom Strother	10,000	10,000	0	0.00%
David A Rolfson	16,667	16,667	0	0.00%
Thomas and Kathryn Frederick	33,333	33,333	0	0.00%
Tom Strother (IRA)	3,667	3,667	0	0.00%
Alan Washburn	28,333	28,333	0	0.00%
Allen Gerber	16,667	16,667	0	0.00%
Bruce Alder	8,333	8,333	0	0.00%
George Woodruff	16,667	16,667	0	0.00%
Jonathan Talbot	8,333	8,333	0	0.00%
Ronald Torkas	16,667	16,667	0	0.00%
Bama, Inc.	15,667	15,667	0	0.00%
Barry Jungwirth (IRA)	13,000	13,000	0	0.00%
Charles and Cindy Mercer Living Trust	16,667	16,667	0	0.00%
David VanDyke	16,667	16,667	0	0.00%
Joel and Carol Weiner	16,667	16,667	0	0.00%
Santiago Ramos	16,667	16,667	0	0.00%
Susan and Samuel Casey	8,333	8,333	0	0.00%
Glen Hursh	8,333	8,333	0	0.00%
Randal George	8,333	8,333	0	0.00%
William Harding	16,667	16,667	0	0.00%
Bryan Coester	8,333	8,333	0	0.00%
Michael Lennon	8,333	8,333	0	0.00%
Gilcy Partnership c/o Aaron Cohen	18,500	18,500	0	0.00%
Curtis and Jennifer Sorenson	25,000	25,000	0	0.00%
Richard and Elizabeth Harding Revocable Trust	16,667	16,667	0	0.00%
William Nehmer, Great Dane of Utah SEP IRA	41,667	41,667	0	0.00%
Santiago Ramos	16,667	16,667	0	0.00%
Robert Scully - IRA	16,667	16,667	0	0.00%
Larry Signalness	16,667	16,667	0	0.00%
Darrel Schmidt	16,667	16,667	0	0.00%
Tony Smith	5,000	5,000	0	0.00%
Troy Hornbeck	8,333	8,333	0	0.00%
Steven Carothers	16,667	16,667	0	0.00%
Peter Bennett	8,333	8,333	0	0.00%

22

Pete and Marion Soverel	7,000	7,000	0	0.00%
William Bowman	16,667	16,667	0	0.00%
Lara Paul	8,333	8,333	0	0.00%
Mark S. Devan - IRA	16,667	16,667	0	0.00%
David A Rolfson	16,667	16,667	0	0.00%
Kerry Walsh	8,333	8,333	0	0.00%
Mark Whitmore	16,667	16,667	0	0.00%
Ronald P Devito	8,333	8,333	0	0.00%
Steven Fox	8,333	8,333	0	0.00%
Todd Clarke	16,667	16,667	0	0.00%
Joe Minga	10,000	10,000	0	0.00%
Curtis Sorenson and Jennifer Sorenson	16,667	16,667	0	0.00%
Stephen Johnson	16,667	16,667	0	0.00%
Bruce Alder	8,333	8,333	0	0.00%
MSG Family Ltd Partnership C/O Mark Goldstein	16,667	16,667	0	0.00%
Larry Sorenson	66,667	66,667	0	0.00%
Dale Schaffer	7,500	7,500	0	0.00%
Mukesh Patel	8,333	8,333	0	0.00%
Greg Behar	16,667	16,667	0	0.00%
George Martin	8,333	8,333	0	0.00%
Kevin Loveland	33,333	33,333	0	0.00%
Terry Coffing	16,667	16,667	0	0.00%
Peter Bennett	8,333	8,333	0	0.00%
Sheldon Arnaud- IRA	8,333	8,333	0	0.00%
Timothy and Joy Sieger	16,667	16,667	0	0.00%
Philip Johnson	8,333	8,333	0	0.00%
Douglas Merrihew - IRA	16,667	16,667	0	0.00%
Kevin Loveland	133,333	133,333	0	0.00%
Dennis and Allison O’Hara	8,333	8,333	0	0.00%
Thomas Walther -IRA	16,667	16,667	0	0.00%
Alexander Jones	10,000	10,000	0	0.00%
RJG Enterprises, LLC. c/o Richard Glover and Stephanie Glover	8,333	8,333	0	0.00%
Kal Larson	8,333	8,333	0	0.00%
Thomas and Margaret Walther	16,667	16,667	0	0.00%
Gary Malloy	25,000	25,000	0	0.00%
Perry Harris	17,000	17,000	0	0.00%
Willian Reents (IRA)	8,333	8,333	0	0.00%
Roger Horn	16,667	16,667	0	0.00%
Steven and Barbara Gross	16,667	16,667	0	0.00%
Mark and Lisa Singer	8,333	8,333	0	0.00%
Roger Clark	5,000	5,000	0	0.00%
Mark J Boback	8,333	8,333	0	0.00%
Robert Dunn	8,333	8,333	0	0.00%
Steven Overgaard	50,000	50,000	0	0.00%
Paul and Brenda Bader	16,667	16,667	0	0.00%
Alan Pinter	8,333	8,333	0	0.00%
Joseph Riedel	5,000	5,000	0	0.00%
William Bowman - IRA	3,500	3,500	0	0.00%
Christopher Goodrem	78,333	78,333	0	0.00%
John Burmeister	15,000	15,000	0	0.00%
Alexander and Jill Fries	16,667	16,667	0	0.00%
OAMI Inc.	4,167	4,167	0	0.00%
Gary Douglas Enterprises LLC	83,333	83,333	0	0.00%
William Goss	16,667	16,667	0	0.00%
Douglas Matsumori	6,667	6,667	0	0.00%
Ron Torkas	50,000	50,000	0	0.00%
Alberto and Aimee Sherer	8,333	8,333	0	0.00%
William Bowman	33,333	33,333	0	0.00%
Larry Sorenson	16,667	16,667	0	0.00%
Bryan Coester	8,333	8,333	0	0.00%
Douglas Matsumori	10,000	10,000	0	0.00%
Larry Signalness	25,000	25,000	0	0.00%
Gilcy Partners LTD LP	66,667	66,667	0	0.00%
Allen Gerber	8,333	8,333	0	0.00%
Michael and Aimee Sherer	25,000	25,000	0	0.00%
Randall George	8,333	8,333	0	0.00%
Mark Freeman	45,000	45,000	0	0.00%
William Lapp	35,000	35,000	0	0.00%
Roger Weissenberg	16,667	16,667	0	0.00%

23

BDirect, Inc.	33,333	33,333	0	0.00%
James Resnick	10,000	10,000	0	0.00%
Michael Pulwer	10,000	10,000	0	0.00%
Martin J. Gross	83,333	83,333	0	0.00%
John I. Keay & Suzanne G. Keay	8,333	8,333	0	0.00%
Gideon King	60,000	60,000	0	0.00%
Dean Janeway	33,333	33,333	0	0.00%
Alfred D’Aggostino Revocable Trust	33,333	33,333	0	0.00%
Carl & Marion Wolf	33,334	33,334	0	0.00%
Matt Brown & Karen Wolf	33,334	33,334	0	0.00%
Point Prospect, Inc. c/o Steve Burns	33,333	33,333	0	0.00%
Thomas and Andrea Toto	33,333	33,333	0	0.00%
Daniel Joseph Altobello	8,334	8,334	0	0.00%
Curtis & Jennifer Sorenson	16,667	16,667	0	0.00%
Daniel Perry	5,000	5,000	0	0.00%
Larry & Lois Signalness	16,667	16,667	0	0.00%
Larry Sorenson	16,667	16,667	0	0.00%
Daniel Perry	3,333	3,333	0	0.00%
Douglas Matsumori	8,333	8,333	0	0.00%

Total	6,056,777	6,056,777	0	0.00%

(1)	All shares were issued or are issuable pursuant to the exercise of currently outstanding warrants to purchase Common stock. All such Warrants are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of January 14, 2020 and based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, and in compliance with applicable laws and regulations, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share, the rights and preferences of which may be established from time to time by our board. As of October 31, 2019, there were 31,991,241 shares of Common Stock and 23,400 shares of Preferred Stock issued with none outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

Series A Convertible Preferred Stock

All of the shares of the Company’s previously issued Series A Convertible Preferred Stock were automatically converted as of July 27, 2018 none remain outstanding.

26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are currently quoted on the OTCQB under the symbol “MMMB” The following table sets forth (i) the intra-day high and low sales price per share for our common stock, as reported on the OTCQB, for the fiscal years ended January 31, 2020, January 31, 2019 and January 31, 2018. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year Ended January 31, 2020	High	Low
First Quarter	$0.84	$0.60
Second Quarter	$0.69	$0.33
Third Quarter	$0.82	$0.36
Fourth Quarter	$1.50	$0.58

Fiscal Year Ended January 31, 2019	High	Low
First Quarter	$1.47	$1.10
Second Quarter	$1.14	$0.86
Third Quarter	$0.93	$0.65
Fourth Quarter	$0.93	$0.60

Fiscal Year Ended January 31, 2018	High	Low
First Quarter	$0.95	$0.61
Second Quarter	$1.18	$0.85
Third Quarter	$1.19	$0.92
Fourth Quarter	$1.93	$1.04

Holders

As of January 31, 2020, there were approximately 102 record holders of our common stock and there were 31,991,241 shares of our common stock issued and outstanding. Please see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT for information related to the holdings of certain beneficial owners and management of the Company.

Transfer Agent and Registrar

Our transfer agent is Equity Stock Transfer, Inc., 237 W. 37th Street, Suite 602, New York, NY 10018, tel. (212) 575-5757.

Dividend Policy

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

27

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information

Stock Option Plan

The Company adopted the MamaMancini’s Holdings, Inc 2013 Incentive Stock and Award Plan (the “Plan”) as of January 1, 2013. The Plan provides for both incentive stock options and nonqualified stock options to be granted to employees, officers, consultants, independent contractors, directors and affiliates of the Company. The board of directors establishes the terms and conditions of all stock option grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The options granted to participants owning more than 10% of the Company’s outstanding voting stock must be granted at an exercise price not less than 110% of the fair market value of the common stock on the grant date. The options expire on the date determined by the board of directors, but may not extend mare than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of the Company’s outstanding voting stock expire five years from the grant date. The vesting period for employees is generally over three years. The vesting Period for non-employees is determined based on the services being provided. The maximum number of shares of stock which may be delivered under the plan shall automatically increase by a number sufficient to cause the number of shares covered by the plan to equal 10% of the total number of shares of stock then outstanding on a fully diluted basis.

28

Under ASC Topic 718, the Company estimates the fair value of option awards on the date of grant using an option pricing model. The grant date fair value is recognized over the option vesting period, the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Under these standards, compensation cost for employee cost for employee stock-based awards is based on the estimated grant-date fair value and recognized over the vesting period of the applicable award on a straight-line basis. As of January 31, 2020, there were options to purchase 914,000 outstanding (679,000 of which were vested options) at an average exercise price of $0.7 per share.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

INTEREST OF NAMED EXPERT AND COUNSEL

The Law Offices of Robert L. B. Diener, 41 Ulua Place, Haiku, HI 96708 was retained for the purpose of preparing this registration statement on Form S-1, rendering the legal opinion attached as an exhibit relative to the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Robert L. B. Diener estimates that the total fees payable to his firm will be $5,000. The Law Offices of Robert L. B. Diener is not receiving any contingent interest, fee or shares in the Company. The Law Office of Robert L. B. Diener is presently on a monthly retainer arrangement with the Company.

The financial statements of MamaMancini’s Holdings, Inc., as provided herein, have been audited by an independent registered public accounting firm. The audit firm that has provided the audited financials is Rosenberg Rich Baker Berman, P.A., Somerset, New Jersey. Rosenberg Rich Baker Berman, P.A. is not receiving any contingent interest, fee or shares in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Our History

MamaMancini’s Holdings, Inc. (formerly Mascot Properties, Inc.) was incorporated in the State of Nevada on July 22, 2009. Mascot Properties, Inc.’s (“Mascot”) activities since its inception consisted of trying to locate real estate properties to manage, primarily related to student housing, and services which included general property management, maintenance and activities coordination for residents. Mascot did not have any significant development of such business and did not derive any revenue. Due to the lack of results in its attempt to implement its original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities.

On February 22, 2010, MamaMancini’s LLC was formed as a limited liability company under the laws of the state of New Jersey in order to commercialize our initial products. On March 5, 2012, the members of MamaMancini’s, LLC, holders of 4,700 units (the “Units”) of MamaMancini’s LLC, exchanged the Units for 15,000,000 shares of common stock and those certain options to purchase an additional 223,404 shares of MamaMancini’s Inc. (the “Exchange”). Upon consummation of the Exchange, MamaMancini’s LLC ceased to exist and all further business has been and continues to be conducted by MamaMancini’s Inc.

29

On January 24, 2013, Mascot, Mascot Properties Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), MamaMancini’s Inc., a privately-held Delaware Corporation headquartered in New Jersey (“Mama’s”) and David Dreslin, an individual (the “Majority Shareholder”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Mama’s, with Mama’s surviving as a wholly-owned subsidiary of the Company (the “Merger”). The transaction (the “Closing”) took place on January 24, 2013 (the “Closing Date”). Mascot acquired, through a reverse triangular merger, all of the outstanding capital stock of Mama’s in exchange for issuing Mama’s shareholders (the “Mama’s Shareholders”), pro-rata, a total of 20,054,000 shares of the Company’s common stock. As a result of the Merger, the Mama’s Shareholders became the majority shareholders of Mascot.

Immediately following the Closing of the Agreement, Mascot changed its business plan to that of Mama’s. On March 8, 2013, Mascot received notice from the Financial Industry Regulatory Authority (“FINRA”) that its application to change its name and symbol had been approved and effective Monday, March 11, 2013, Mascot began trading under its new name, “MamaMancini’s Holdings, Inc.” (“MamaMancini’s” or the “Company”) and under its new symbol, “MMMB”.

On November 1, 2017, MamaMancini’s, Joseph Epstein Food Enterprises, Inc., a New Jersey corporation (“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed a merger transaction whereby JEFE merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s. Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses (c) assumption by the Company of certain third-party loans to JEFE totaling approximately $782,000 and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company. No cash or stock was exchanged in connection with the transaction.

Our Company

MamaMancini’s roots go back to our founder Dan Dougherty, whose grandmother Anna “Mama” Mancini emigrated from Bari, Italy to Bay Ridge, Brooklyn in 1921. Our products were developed using her old-world Italian recipes that were handed down to her grandson, Dan Dougherty. Today we market a line of all-natural specialty prepared, frozen and refrigerated foods for sale in retailers around the country. Our primary products include beef, turkey, chicken and pork meatballs, all with slow cooked Italian Sauce.

Our products are all natural, contain a minimum number of ingredients and are generally derived from the original recipes of Anna “Mama” Mancini. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods.

The United States Department of Agriculture (the “USDA”) defines all natural as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as all natural. The Food and Safety and Inspection Service (“FSIS”) Food Standards and Labeling Policy Book (2003) requires meat and poultry labels to include a brief statement directly beneath or beside the “natural” Label claim that “explains what is meant by the term natural i.e., that the product is a natural food because it contains no artificial ingredients and is only minimally processed”. The term “natural” may be used on a meat label or poultry label if the product does not contain any artificial flavor or flavoring, coloring ingredient, chemical preservative, or any other artificial or synthetic ingredient. Additionally, the term “all natural” can be used if the FSIS approves your product and label claims. The Company’s product and label claims have been approved by the FSIS to contain the all-natural label.

Additionally, the Company has recently commenced marketing of certain “meatless” versions of its product line under a Trademark Licensing Agreement with Beyond Meat, Inc.

Our products are principally sold to supermarkets and mass-market retailers. We currently have 26 different product offerings which are packaged in different sized retail and bulk packages. Our products are principally sold in multiple sections of the supermarket, including hot bars, salad bars, prepared foods (meals), sandwich, as well as cold deli and foods-to-go sections. Our products are also sold in the frozen food and fresh meat sections. We sell directly to both food retailers and food distributors.

30

Finally, we also sell our products on QVC through live on-air offerings, auto ship programs and for everyday purchases on their web site. QVC is the world’s largest direct to consumer marketer.

During the year ended January 31, 2019, the Company earned revenues from two customers representing approximately 50% and 10% of gross sales. During the year ended January 31, 2018, the Company earned revenues from two customers representing approximately 40% and 10% of gross sales. As of January 31, 2019, three customers represented approximately 44%, 19% and 13% of total gross outstanding receivables, respectively. As of January 31, 2018, two customers represented approximately 43% and 15% of total gross outstanding receivables, respectively. We depend heavily on these customers.

The Company continually reviews its accounts in order to focus on maximum performance, and as a result periodically eliminates under-performing accounts.

Industry Overview

Our products are considered specialty prepared foods, in that they are all natural, taste great, are authentic Italian and are made with high quality ingredients. The market for specialty and prepared foods spans several sections of the supermarket, including frozen, deli- prepared foods, and the specialty meat segment of the meat department.

Our Strengths

We believe that the following strengths differentiate our products and our brand:

●

Authentic recipes and great taste. Our products are founded upon Anna “Mama” Mancini’s old-world Italian recipes. We believe the authenticity of our products has enabled us to build and maintain loyalty and trust among our current customers and will help us attract new customers. Additionally, we continuously receive positive customer testimonials regarding the great taste and quality of our products.

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Healthy and convenient. Our products are made only from high quality natural ingredients, including domestic inspected beef, whole Italian tomatoes, genuine imported Pecorino Romano, real eggs, natural breadcrumbs, olive oil and other herbs and spices. Our products are also simple to prepare. Virtually every product we offer is ready-to-serve within 12 minutes, thereby providing quick and easy meal solutions for our customers. By including the sauce and utilizing a tray with our packaging, our meatballs can be prepared quickly and easily.

●

Great value. We strive to provide our customers with a great tasting product using all-natural ingredients At an affordable price. Typical retail prices for 16 oz. packages ranges from $4.99 to $7.99, and $5.99 to $9.99 for bulk products sold in delis or hot bars. We believe the sizes of our product offerings represent a great value for the price.

●

New products and innovation. Since our inception, we have continued to introduce new and innovative products. While we pride on ourselves on our traditional beef, turkey, chicken and pork meatballs, we have continuously made efforts to grow and diversify our line of products while maintaining our high standards for all natural, healthy ingredients and great taste.

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Customers/Management

●

Strong consumer loyalty. Many of our consumers are loyal and enthusiastic brand advocates. Our consumers trust us to deliver great-tasting products made with all-natural ingredients. Consumers have actively communicated with us through our website and/or social media channels. We believe that this consumer interaction has generated interest in our products and has inspired enthusiasm for our brand. We also believe that enthusiasm for our products has led and will continue to lead to repeat purchases and new consumers trying our products.

●

Experienced leadership. We have a proven and experienced senior management team. Our Chief Executive Officer and Chairman, Carl Wolf, has been with us since inception and has over 35 years of experience in the management and operations of food companies. Mr. Wolf was the founder, majority shareholder, Chairman of the Board, and CEO of Alpine Lace Brands, Inc., a public company engaged in the development, marketing and distribution of cheese, deli meats and other specialty food products, which was sold to Land O’Lakes, Inc. In addition, the other members of our board of directors also have significant experience in the food industry.

Our Growth Strategy

We are actively executing a strategy to build our brand’s reputation, grow sales and improve our product and operating margins by pursuing the following growth initiatives:

●

Increase product placements in the perimeter within retail locations. We strive for product placements in the perishable departments of retail locations. We believe adding shelf placements within the supermarkets that carry our products will increase customer awareness, leading to more consumers purchasing our products and expanding our market share.

●

Increase Sales in “Fresh” Section. Increase sales in the “Fresh” section (in the perimeter of the retainer), where there is significant sales growth and higher margins, over products in the “Frozen” section which are showing zero to negative growth.

●	Increase retail locations. We intend to increase sales by expanding the number of retail stores that sell our products in the mainstream grocery and mass merchandiser channels.

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●

Increase Overall Sales. We have an experienced sales staff and now employ one full time Vice President of Sales as well as our Co-Founder Dan Dougherty, Carl Wolf, our Chief Executive Officer and Chairman, and Matthew Brown, our President, each of whom is involved with selling to, and managing sales with, major supermarket chains.

●

Expand food brokerage network. We currently work with retail food brokers nationwide and intend to add additional food brokers to increase our geographical coverage in the United States to approximately 90%.

●

Enhance awareness through marketing. We have increased our social media activity with Facebook, Twitter, Pinterest, and YouTube. We also engage with consumers through newsletter mailings, blogs, and special projects, including a bank of recipe videos and contests and giveaways. Targeted consumer merchandising activity, including virtual couponing, on-pack couponing, mail-in rebates, product demonstrations, and co-op retail advertising will continue into the future in order to increase sales and generate new customers.

●

Adding new products. Our market research and consumer testing enable us to identify attractive new product opportunities. We intend to continue to introduce new products in both existing and new product lines that appeal to a wide range of consumers.

●	Maintain a Strong Relationship with QVC. The Company currently offers various lines through QVC and intends to increase its product line offerings offered through QVC.

●	Increase Media Exposure. Increase the visibility of Dan Dougherty (Mancini) in the media as a product spokesman.

●	“Club Stores”. The Company is aggressively pursuing sales to “Club Stores”

Pricing

Our pricing strategy focuses on being competitively priced with other premium brands. Since our products are positioned in the authentic premium prepared food category, we maintain prices competitive with those of similar products and prices slightly higher than those in the commodity prepared foods section. This pricing strategy also provides greater long-term flexibility as we grow our product line through the growth curve of our products. Current typical retail prices for 16 oz. packages range from $5.99 to $9.99, and $5.99 to $9.99 per pound for prepared food products sold to delis or hot bars. Increases in raw materials costs, among other factors, may lead to us consider price increases in the future.

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Suppliers/Manufacturers

As of October 31, 2019, approximately 90% of our products are internally produced by the Company’s wholly-owned subsidiary, Joseph Epstein Food Enterprises, Inc (“JEFE”). Approximately 10% are manufactured on an outsourced basis. None of our raw materials or ingredients are directly grown or produced by us. From time-to-time we negotiate with other manufacturers to supplement the Company’s manufacturing capability. We currently purchase modest quantities from other manufacturers. All of the raw materials and ingredients in our products are readily available and are readily ascertainable by our suppliers. We have not experienced any material shortages of ingredients or other products necessary to our operations and do not anticipate such shortages in the foreseeable future.

Sales/Brokers

Our products are sold primarily through a commission broker network. We sell to large retail chains who direct our products to their own warehouses or to large food distributors.

The Company increased its sales management efforts with the result that the Company is now actively soliciting business with almost every major retail supermarket chain in the country. MamaMancini’s products are currently sold nationwide, with its greatest concentration in the Northeast and Southeast. In April 2019, the Company initiated a major sales effort into the food service, convenience store, export and special projects areas.

Marketing

The majority of our marketing activity has been generated through promotional discounts, consumer trial, consumer product tastings and demonstrations, in-store merchandising and signage, couponing, word of mouth, consumer public relations, social media, special merchandising events with retailers and consumer advertising.

Based on the Company’s metrics for determining brand awareness, which includes market studies and analysis of consumer recognition of the MamaMancini’s brand, the Company believes that brand awareness for MamaMancini’s has grown in the past 12 months.

Investments - Meatball Obsession

During 2011 the Company acquired a 34.62% interest in Meatball Obsession, LLC (“MO”) for a total investment of $27,032. This investment is accounted for using the equity method of accounting. Accordingly, investments are recorded at acquisition cost plus the Company’s equity in the undistributed earnings or losses of the entity. At December 31, 2011 the investment was written down to $0 due to losses incurred by MO. The Company’s ownership interest in MO has decreased due to dilution. At January 31, 2019 and 2018, the Company’s ownership interest in MO was 12% and 12%, respectively. One of our directors, Steven Burns, serves as the Chairman of the Board of Directors of Meatball Obsession.

Competition

The gourmet and specialty pre-packaged and frozen food industry has many large competitors specializing in various types of cuisine from all over the world. Our product lines are currently concentrated on Italian specialty foods. While it is our contention that our competition is much more limited than the entire frozen and pre-packaged food industry based on our products’ niche market, there can be no assurances that we do not compete with the entire frozen and pre-packaged food industry. We believe our principal competitors include Quaker Maid / Philly-Gourmet Meat Company, Hormel, Rosina Company, Inc., Casa Di Bertacchi, Inc., Farm Rich, Inc., Mama Lucia, and Buona Vita, Inc.

Intellectual Property

Our current intellectual property consists of trade secret recipes and cooking processes for our products and three trademarks for “MamaMancini’s”, “Mac N’ Mamas” and “The Meatball Lovers Meatball”. The recipes and use of the trademarks have been assigned in perpetuity to the Company.

We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures to protect our proprietary rights.

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Royalty Agreement

In accordance with a Development and License Agreement (the “Development and License Agreement”) entered into on January 1, 2009 with Dan Dougherty relating to the use of his grandmother’s recipes for the products to be created by MamaMancini’s, Mr. Dougherty granted us a 50-year exclusive license (subject to certain minimum payments being made), with a 25-year extension option, to use and commercialize the licensed items. Under the terms of the Development and License Agreement, Mr. Dougherty shall develop a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Mr. Dougherty shall work with us to develop Licensor Products that are acceptable to us. Upon acceptance of a Licensor Product by us, Mr. Dougherty’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products shall be subject to the Development and License Agreement. In connection with the Development and License Agreement, we pay Mr. Dougherty a royalty fee on net sales.

USDA approval / Regulations

Our food products, which are manufactured both in our own manufacturing facilities and in third-party facilities, are subject to various federal, state and local regulations and inspection, and to extensive regulations and inspections, regarding sanitation, quality, packaging and labeling. In order to distribute and sell our products outside the State of New Jersey, the third-party food processing facilities must meet the standards promulgated by the U.S. Department of Agriculture (the “USDA”). Our manufacturing processing facilities and products are subject to periodic inspection by federal, state, and local authorities. In January 2011, the FDA’s Food Safety Modernization Act was signed into law. The law will increase the number of inspections at food facilities in the U.S. in an effort to enhance the detection of food borne illness outbreaks and order recalls of tainted food products. The facilities in which our products are manufactured are inspected regularly and comply with all the requirements of the FDA and USDA.

We are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or GMP’s, and specifies the recipes for certain foods. Specifically, the USDA defines “all natural” as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as “all natural”. However, should the USDA change their definition of “all natural” at some point in the future, or should MamaMancini’s change their existing recipes to include ingredients that do not meet the USDA’s definition of “all natural”, our results of operations could be adversely affected.

The FTC and other authorities regulate how we market and advertise our products, and we are currently in compliance with all regulations related thereto, although we could be the target of claims relating to alleged false or deceptive advertising under federal and state laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our results of operations to be adversely affected.

Quality Assurance

We take precautions designed to ensure the quality and safety of our products. In addition to routine third-party inspections of our manufacturing facilities, we have instituted regular audits to address topics such as allergen control, ingredient, packaging and product specifications and sanitation. Under the FDA Food Modernization Act, both our own manufacturing facilities and each of our contract manufacturers are required to have a hazard analysis critical control points plan that identifies critical pathways for contaminants and mandates control measures that must be used to prevent, eliminate or reduce relevant food-borne hazards.

Our manufacturing facility is certified in the Safe Quality Food Program. These standards are integrated food safety and quality management protocols designed specifically for the food sector and offer a comprehensive methodology to manage food safety and quality simultaneously. Certification provides an independent and external validation that a product, process or service complies with applicable regulations and standards.

We work with suppliers who assure the quality and safety of their ingredients. These assurances are supported by our purchasing contracts or quality assurance specification packets, including affidavits, certificates of analysis and analytical testing, where required. The quality assurance staff within our manufacturing facility and of both our contract manufacturers conduct periodic on-site routine audits of critical ingredient suppliers.

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OTHER

Employees

We currently have 26 employees.

Websites

The Company operates websites at www.mamamancinis.com.

LEGAL PROCEEDINGS

We are subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of January 31, 2020, we were not a party to any material litigation, claim or suit whose outcome could have a material effect on our financial statements.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 25 Branca Road East Rutherford, NJ 07073. We currently lease 24,213 square feet of space located in East Rutherford, NJ from Joseph Branca Partnership, Ltd for a current rental of $15,996 per month. The lease term runs through March 31, 2024 with renewal options through March 31, 2029. In addition, we lease an additional 1,077 square feet of space at 375 Murray Hill Parkway from CLN Associates, LLC for a current rental of $1,817 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the years ended January 31, 2019 and 2018 and the nine month periods ended October 31, 2019 and 2018 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

Critical Accounting Policies and Estimates

Our condensed consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 2 of our condensed consolidated financial statements.

Other than the adoption of FASB ASU 2016-02, “Leases” (Topic 842), there have been no material changes to our critical accounting policies and estimates from the information provided in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our January 31, 2019 Annual Report.

RESULTS OF OPERATIONS

Comparison of the Year Ended January 31, 2019 to the Year Ended January 31, 2018

The following table sets forth the summary statements of operations for the year ended January 31, 2019 and 2018:

	Year Ended
	January 31, 2019	January 31, 2018
Sales - Net of Slotting Fees and Discounts	$28,522,112	$27,543,335
Gross Profit	$9,990,434	$9,260,675
Operating Expenses	$(8,425,370)	$(8,197,533)
Other Expenses	$(1,015,016)	$(743,402)
Net Income	$550,048	$319,740

For the year ended January 31, 2019 and 2018, the Company reported a net income of $550,048 and $319,740, respectively. The change in net income between the year ended January 31, 2019 and 2018 was primarily attributable to an increase in sales of 4%.

Sales: Sales, net of slotting fees and discounts increased by approximately 4% to $28,522,112 during the year ended January 31, 2019, from $27,543,335 during the year ended January 31, 2018. During the year ended January 31, 2019, the Company was able to increase its sales through new customers as well as its existing customer base. A merchandising event with one customer during the year ended January 31, 2019 also contributed to the increase in sales.

Gross Profit: The gross profit margin was 35% for the year ended January 31, 2019 compared to 34% for the year ended January 31, 2018. The increase in gross profit margin is attributable to manufacturing efficiencies and cost control. During the year ended January 31, 2019, cost of sales included an increase in depreciation expense of approximately $300,000 (representing approximately 1% of sales) related to the significant plant additions during the period. The Company believes its gross margin as a percentage of sales will increase in future operating periods due to more efficient operations.

Operating Expenses: Operating expenses increased by 3% during the year ended January 31, 2019, as compared to the year ended January 31, 2018. The increase in total operating expenses is primarily attributable to the following approximate increases in operating expenses:

●	Payroll and related expenses of $160,199;

●	Postage and freight of $290,302 due to higher charges from freight carriers; and

●	Director fees of $33,992.

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These expense increases were offset by decreases in the following as well as minimal decreases in other expense categories:

●	Stock-based compensation for services rendered by employees and consultants decreased by $46,247 compared to the prior year; and

●	Advertising, social media and promotional expenses of $44,491 related to a change in customer mix.

Other Expense: Other expenses increased by $271,614 to $1,015,016 for the year ended January 31, 2019 as compared to $743,402 during the year ended January 31, 2018. For year ended January 31, 2019, other expenses consisted of $881,702 in interest expense incurred on the Company’s financing arrangements. In addition, the Company recorded $133,314 of amortization expense related to the debt discount. For the year ended January 31, 2018, other expenses consisted of $679,974 in interest expense incurred on the Company’s finance arrangements. In addition, the Company recorded $63,428 of amortization expense related to the debt discount and finance arrangements.

Results of Operations for the Nine Months ended October 31, 2019 and 2018

The following table sets forth the summary statements of operations for the nine months ended October 31, 2019 and 2018:

	Nine Months Ended
	October 31, 2019	October 31, 2018
Sales - Net of Slotting Fees and Discounts	$24,731,305	$21,625,671
Gross Profit	$7,963,402	$7,578,024
Operating Expenses	$(6,529,294)	$(6,358,576)
Other Expenses	$(311,519)	$(749,294)
Net Income	$1,122,589	$470,154

For the nine months ended October 31, 2019 and 2018, the Company reported a net income of $1,122,589 and $470,154, respectively. The change in net income between the nine months ended October 31, 2019 and 2018 was primarily attributable to an increase in sales of 15% in addition to a decrease in other expenses.

Sales: Sales, net of slotting fees and discounts increased by approximately 14% to $24,731,305 during the nine months ended October 31, 2019, from $21,625,671 during the nine months ended October 31, 2018. In addition, during the nine months ended October 31, 2019, the Company was able to increase its sales through new customers as well as its existing customer base.

Gross Profit: The gross profit margin was 32% for the nine months ended October 31, 2019 compared to 35% for the nine months ended October 31, 2018. During the nine months ended October 31, 2019, cost of sales included an increase in depreciation expense of approximately $280,000 (thereby reducing gross margin by approximately 1%) related to the significant plant capacity additions during the last 12 months. Gross margin also decreased slightly due to a change in product mix. In future periods the Company expects sales to increase from the current quarter level which should increase gross profit margin as plant efficiencies should take effect.

Operating Expenses: Operating expenses increased by 3% during the nine months ended October 31, 2019, as compared to the nine months ended October 31, 2018. Operating expenses decreased as a percentage of sales from 29% in 2018 to 26% in 2019. The $170,718 increase in total operating expenses is primarily attributable to the following approximate increases in operating expenses:

●	Postage and freight of $403,398 due to higher charges from freight carriers and increased sales;

●	Commission expense of $58,023 due to increased sales with existing clients as well as the addition of new clients;

●	Professional fees of $43,272 due to investor relations and investment banking activities; and

●	Advertising of $28,565 due to higher promotional expenses for merchandising activity, Club Store demos, successful Sirius Radio advertising campaign and one-time coupon activity;

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These expense increases were offset by decreases in the following as well as minimal decreases in other expense categories:

●	Stock-based compensation for services rendered by employees and consultants decreased by $60,182 compared to the prior period; and

●	Insurance expense of $22,046 due to an overall decrease in workers’ compensation premiums.

Other Expense: Other expenses decreased by $437,775 to $311,519 for the nine months ended October 31, 2019 as compared to $749,294 during the nine months ended October 31, 2018. For nine months ended October 31, 2019, other expenses consisted of $293,531 in interest expense incurred on the Company’s financing arrangements. In addition, the Company recorded $17,988 of amortization expense related to the debt discount. For the nine months ended October 31, 2018, other expenses consisted of $648,969 in interest expense incurred on the Company’s finance arrangements. In addition, during the nine months ended October 31, 2018, the Company recorded $100,325 of amortization expense related to the debt discount and finance arrangements. During the nine months ended October 31, 2018, the Company also incurred non-recurring interest charges of approximately $112,500 in relation to the extension of the Manatuck note and the corresponding accounting for debt modification which resulted in additional interest expense, finance charges and the write-off of debt discount related to prior debt which is included in interest expense.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at January 31, 2019 compared to January 31, 2018:

	January 31, 2019	January 31, 2018	Increase/(Decrease)
Current Assets	$4,859,549	$4,752,293	$107,256
Current Liabilities	$3,615,662	$7,655,702	$(4,040,040)
Working Capital (Deficit)	$1,243,887	$(2,903,409)	$4,147,296

As of January 31, 2019, we had working capital of $1,243,887 as compared to a working capital deficit of $2,903,409 as of January 31, 2018, an increase of $4,147,296. The increase in working capital deficit is primarily attributable to an increase in cash balances of approximately $28,100, an increase in inventories of $572,100, a decrease in accounts payable and accrued expenses of approximately $395,000 and an approximate $3,645,000 decrease in the current portion of debt. These amounts were offset by a decrease in accounts receivable of $386,200 and a decrease in prepaid expenses of $106,800.

Net cash provided by operating activities for the year ended January 31, 2019 and 2018 was $1,443,408 and $1,315,500, respectively. The net income for the year ended January 31, 2019 and 2018 was $550,048 and $319,740, respectively.

Net cash used in all investing activities for the year ended January 31, 2019 was $1,033,724 as compared to $1,474,816 for the year ended January 31, 2018, respectively, to acquire new machinery and equipment and leasehold improvements. Our capital expenditures are attributed to a Plant Expansion Project in progress since mid-2017 to expand plant capacity and efficiency to meet growing demand.

Net cash used by all financing activities for the year ended January 31, 2019 was $381,597 as compared to $69,831 provided by financing activities for the year ended January 31, 2018. During the year ended January 31, 2019, the Company received proceeds of $40,000 received from the exercise of options, proceeds of $213,250 from capital-leaseback transactions and proceeds of $2.8 million from the term loan. These net proceeds were offset by $7,812 of repayments on a related party notes payable, repayment of notes payable totaling $2,130,625, $120,446 for payment of debt issuance costs, net repayments of the line of credit of $90,356, payments of term loan of $1,058,615 and $26,993 paid for capital lease payments. During the year ended January 31, 2018, the Company had net borrowings increase of $1,339,245 and $251,671 for transactions pursuant to the line of credit and term loan, respectively. These borrowings were offset by $146,388 and $1,350,000 paid for repayments on a term loan and net payments of the note payable to Manatuck Hill Partners, respectively.

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As reflected in the accompanying consolidated financial statements, the Company has a net income and net cash provided by operations of $550,048 and $1,443,408, respectively, for the year ended January 31, 2019.

The following table summarizes total current assets, liabilities and working capital at October 31, 2019 compared to January 31, 2019:

	October 31, 2019	January 31, 2019	Increase/(Decrease)
Current Assets	$6,071,688	$4,859,549	$1,212,139
Current Liabilities	$4,214,386	$3,615,662	$598,724
Working Capital	$1,857,302	$1,243,887	$613,415

As of October 31, 2019, we had working capital of $1,857,302 as compared to a working capital of $1,243,887 as of January 31, 2019, an increase of $613,415. The increase in working capital is primarily attributable to an increase in inventories of $254,924, an increase in accounts receivable of $599,207, an increase in other receivables of $163,983 and an increase in prepaid expenses of $192,860. These amounts were offset by an increase in accounts payable and accrued expenses of $422,971 and a $175,753 increase in the current portion of lease obligations.

Net cash provided by operating activities for the nine months ended October 31, 2019 and 2018 was $975,848 and $1,648,425, respectively. The net income for the nine months ended October 31, 2019 and 2018 was $1,122,589 and $470,154, respectively.

Net cash used in all investing activities for the nine months ended October 31, 2019 was $163,186 as compared to $1,026,386 for the nine months ended October 31, 2018, respectively, to acquire new machinery and equipment and leasehold improvements. Our capital expenditures are attributed to a Plant Expansion Project in progress since mid-2017 to expand plant capacity and efficiency to meet growing demand.

Net cash used by all financing activities for the nine months ended October 31, 2019 was $811,497 as compared to $743,272 provided by financing activities for the nine months ended October 31, 2018. During the nine months ended October 31, 2019, the Company made net borrowings on the line of credit of $285,314. These cash in-flows were offset by net payments of term loan of $1,033,336 and $63,475 paid for capital lease payments. During the nine months ended October 31, 2018, the Company received proceeds of $40,000 received from the exercise of options, proceeds of $213,250 from a capital-leaseback transaction and proceeds of $300,000 from term loan. These net proceeds were offset by $7,812 of repayments on a related party notes payable, net repayments on the line of credit of $467,087, $174,155 paid for repayments on a term loan, $16,343 paid for capital lease payments, $31,125 for payment of debt issuance costs, and net payments of $600,000 of the note payable to Manatuck Hill Partners, respectively.

As reflected in the accompanying condensed consolidated financial statements, the Company has a net income and net cash provided by operations of $1,122,589 and $975,848, respectively, for the nine months ended October 31, 2019.

Although the expected revenue growth and control of expenses leads management to believe that it is probable that the Company’s cash resources will be sufficient to meet our cash requirements through the fiscal year ending January 31, 2020, the Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In that event, the Company would be required to change its growth strategy and seek funding on that basis, though there is no guarantee it will be able to do so.

Off-Balance Sheet Arrangements

As of January 31, 2018 and 2019, we had no off-balance sheet arrangements.

Seasonality

Our operating results are not affected by seasonality.

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Inflation

Our business and operating results are not affected in any material way by inflation.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table discloses our directors and executive officers as of January 14, 2020.

Name	Age	Position

Carl Wolf	76	Chief Executive Officer and Chairman of the Board of Directors

Matthew Brown	51	President and Director

Lawrence Morgenstein	69	Chief Financial Officer

Steven Burns	59	Executive Vice President and Director

Alfred D’Agostino	66	Director

Thomas Toto	65	Director

Dean Janeway	76	Director

Carl Wolf has over 35 years of experience in the management and operations of companies in the food industry. Mr. Wolf has served as Chief Executive Officer and Chairman of the Board of MamaMancini’s from February 2010 through the Present. Mr. Wolf was the founder, majority shareholder, Chairman of the Board, and CEO of Alpine Lace Brands, Inc., a NASDAQ-listed public company with over $125 million in wholesale sales. He also founded, managed, and sold MCT Dairies, Inc., a $60 million international dairy component resource company. Other experience in the food industry includes his role as Co-chairman of Saratoga Beverage Company, a publicly traded (formerly NASDAQ: TOGA) bottled water and fresh juice company prior to its successful sale to a private equity firm. Mr. Wolf served an advisor to Mamma Sez Biscotti, a snack and bakery product company (which was sold in a later period to Nonnis, the largest biscotti company in the United States) from 2002 to 2004. Previously he served as Director and on the Audit and Development committees of American Home Food Products, Inc. a publically traded marketer Artisanal Brand Cheeses, from 2007 to 2009. Mr. Wolf also served as Chairman of the Board of Media Bay, which was a NASDAQ-listed public company which ally traded direct seller of spoken word through its audio book club and old-time radio classic activities and download spoken content, from 2002 to 2004.

Mr. Wolf received his B.A. in 1965 from Rutgers University (Henry Rutgers Scholar) and his M.B.A. in 1966 from the University of Pittsburgh (with honors).

In evaluating Mr. Wolf’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food industry, as a serial entrepreneur in growing business, his knowledge of publicly traded companies, and his proven track record of success in such endeavors.

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Matthew Brown has over 20 years of experience in the sales and marketing of products in the food industry. Beginning in February 2010 through the present, he has served as President of MamaMancini’s. From April 2001 until January of 2012, he served as the President of Hors D’oeuvres Unlimited, overseeing the day to day operations of their food manufacturing business. He previously worked as a marketing associate from September 1993 to December 1998 at Kraft Foods, Inc., where he dealt with numerous aspects of the company’s marketing of their food products.

Mr. Brown received his B.A. from the University of Michigan in 1991 and his M.B.A. from the University of Illinois in 1993.

In evaluating Mr. Brown’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in sales and marketing, and his proven track record of success in such endeavors.

Lawrence Morgenstein has been Chief Financial Officer of the Company since April 1, 2018. He has been previously employed as Controller for Emerging Power, Inc. from July 7, 2016 through January 12, 2018. He was also employed by Elaut USA, Inc. from April 4, 2013 through July 3, 2016. He was controller of Mama Mia Produce from March 2010 to April 2013. Mr. Morgenstein was Corporate Controller & VP of Finance. Mr. Morgenstein holds a BS in Economics from Rider University in 1972. He further holds an MBA from Rutgers University GSB in 1976.

Steven Burns been Executive Vice President of the Company since February 1, 2020. He has over 20 years of experience in the management and operations of various companies. Mr. Burns has served as a director of MamaMancini’s from February 2010 through the present. Beginning in June 2011 and still presently, he serves as the Chairman of the Board of Directors of Meatball Obsession, LLC. Additionally, beginning in 2006 and still Presently he works as the President and CEO of Point Prospect, Inc., where he oversees the day to day operations of the company, which primarily deal with investments and services in real estate, clean and efficient energy sources, high-quality and healthy food services, and healthcare technology. Prior to that, for a period of 24 years he worked at and was senior executive at Accenture where he led the U.S. Health Insurance Industry Program comprised of approximately 600 professionals. He also has sat on various financial committees and boards of directors throughout his career.

Mr. Burns received his B.S. in Business Management from Boston College in 1982.

In evaluating Mr. Burns’ specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in serving on board of directors, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Alfred D’Agostino has over 34 years of experience in the management and ownership of food brokerage and food distribution companies. Mr. D’Agostino has served as a director of MamaMancini’s from February 2010 through the Present. Beginning in March 2001 and still presently, he serves as the President for WorldWide Sales Inc., a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Prior to this he worked from September 1995 until February 2001 as Vice- President of the perishable business unit at Marketing Specialists, a nationwide food brokerage. Previously, from February 1987 until August 1995 he worked as a Partner for the perishable division of Food Associates until its merger with Merket Enterprises.

In evaluating Mr. D’Agostino’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food brokerage and other food related industries, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Mr. D’Agostino received his B.S. in Business Management from the City College of New York in 1974.

Thomas Toto has over 32 years of experience in the management and ownership of food brokerage and food distribution companies. Mr. Toto has served as a director of MamaMancini’s from February 2010 through the Present. Beginning in June 2009 and still presently, he serves as the Senior Business manager for WorldWide Sales Inc., a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Prior to this he worked from September 2007 until May 2009 as a Division President for DCI Cheese Co., a company that imported and distributed various kinds of cheeses. Previously from March 1993 until September 2007 he was the President and owner of Advantage International Foods Corporation, where he ran the day-to-day operations of importing and distributing cheeses around the world.

Mr. Toto received his B.A. from Seton Hall University in 1976 and his M.B.A. from Seton Hall University in 1979.

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In evaluating Mr. Toto’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food brokerage and other food related industries, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Dean Janeway has served as a director of MamaMancini’s since 2012. Mr. Janeway is an executive with more than 40 years of broad leadership skills and extensive experience in the areas of corporate strategy, business development, operational oversight and financial management. From 1966 through 2011, Mr. Janeway served in various positions at Wakefern Food Corp., the largest retailer- owned cooperative in the United States. From 1966 through 1990, Mr. Janeway advanced through various positions of increasing responsibility including positions in Wakefern’s accounting, merchandising, dairy-deli, and frozen foods divisions. From 1990 through 1995 Mr. Janeway provided oversight for all of Wakefern’s procurement, marketing, merchandising, advertising and logistics divisions. From 1995 until his retirement in 2011, Mr. Janeway served as President and Chief Operating Officer of “Wakefern” providing primary oversight for the company’s financial and treasury functions, human resources, labor relations, new business development, strategic acquisitions, government relations, corporate social responsibility, sustainability initiatives and member relations. Mr. Janeway previously served as the chairman for the National Grocers Association from 1993 through 2001. From 2009 through the present, Mr. Janeway has served as the Chairman of the Foundation for the University of Medicine and Dentistry of New Jersey.

The Board of Directors determined that Mr. Janeway’s qualifications to serve as a director include his notable business and leadership experience in the all areas of management, particularly in the food industry. He also has experience in the area of wholesale distribution, due to his past position at Wakefern and his knowledge of running and managing companies and his proven track record of success in such endeavors will be invaluable to the Company going forward.

Mr. Janeway received his B.A. in Marketing from Rutgers University, and his M.B.A from Wharton School of Business, University of Pennsylvania.

Family Relationships

Mr. Matthew Brown, our Chief Operating Officer, is the son-in-law of Mr. Carl Wolf, our Chief Executive Officer.

Board Committees and Charters

Our board of directors has established the following committees: an audit committee, a compensation committee and a nominating/corporate governance committee. Copies of each committee’s charter are posted on our website, www.mamamancini’s.com. Our board of directors may from time to time establish other committees.

Audit Committee

The purpose of the Audit Committee is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee’s primary duties and responsibilities are to:

●	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

●	Monitor the independence and performance of the Company’s independent auditors and the Company’s accounting personnel.

●	Provide an avenue of communication among the independent auditors, management, the Company’s accounting personnel, and the Board.

●	Appoint and provide oversight for the independent auditors engaged to perform the audit of the financial statements.

●	Discuss the scope of the independent auditors’ examination.

●	Review the financial statements and the independent auditors’ report.

●	Review areas of potential significant financial risk to the Company.

●	Monitor compliance with legal and regulatory requirements.

●	Solicit recommendations from the independent auditors regarding internal controls and other matters.

●	Make recommendations to the Board.

●	Resolve any disagreements between management and the auditors regarding financial reporting.

●	Prepare the report required by Item 407(d) of Regulation S-K, as required by the rules of the Securities and Exchange Commission (the “SEC”).

●	Perform other related tasks as requested by the Board.

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The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Our Audit Committee consists of Mr. Burns and Mr. Toto. Mr. Toto serves as the Chairman of our Audit Committee. Mr. Burns is our Audit Committee financial expert as currently defined under applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of NASDAQ, including the responsibility to determine compensation of the Chairman of the Board, the Chief Executive Officer (“CEO”), the President and all other executive officers. The Compensation Committee’s actions shall generally be related to overall considerations, policies and strategies.

The following are specific duties and responsibilities of the Compensation Committee:

●

Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and I the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders.

●

Review and determine the annual salary, bonus, stock options, other equity-based incentives, and other benefits, direct and indirect, of the Company’s executive officers, including development of an appropriate balance between short-term pay and long-term incentives while focusing on long-term stockholder interests.

●	Determine salary increases and bonus grants for the Chairman of the Board, the CEO, the President and all other executive officers of the Company.

●	Review and approve corporate goals and objectives for purposes of bonuses and long- term incentive plans.

●	Review and approve benefit plans, including equity incentive plans, and approval of individual grants and awards.

●	Review and approve employment or other agreements relating to compensation for the Chairman of the Board, the CEO, the President and the other executive officers of the Company.

●

Review and discuss with management the Company’s CD&A and recommend to the Board that the CD&A be included in the annual report on Form 10-K and/or proxy statement in accordance with applicable SEC rules.

●	If required by SEC rules, provide a Compensation Committee Report on executive compensation to be included in the Company’s annual proxy statement in accordance with applicable SEC rules.

●	Perform an annual evaluation of the performance of the Chairman of the Board, the CEO, the President and the other executive officers.

●	Perform an annual review of non-employee director compensation programs and recommend changes thereto to the Board when appropriate.

●	Plan for executive development and succession.

●	Review and approve all equity-based compensation plans and amendments thereto, subject to any stockholder approval under the listing standards of NASDAQ.

●

Recommend an appropriate method by which stockholder concerns about compensation may be communicated by stockholders to the Committee and, as the Committee deems appropriate, to respond to such stockholder concerns.

●	Perform such duties and responsibilities as may be assigned by the Board to the Committee under the terms of any executive compensation plan, incentive compensation plan or equity-based plan.

●

Review risks related to the Company’s compensation policies and practices and review and discuss, at least annually, the relationship between the Company’s risk management policies and practices, corporate strategy and compensation policies and practices.

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Our Compensation Committee consists of Mr. D’Agostino, and Mr. Janeway. Mr. D’Agostino serves as the Chairman of our Compensation Committee.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of NASDAQ, including the responsibilities to identify individuals who are qualified to become directors of the Company, consistent with criteria approved by the Board, and make recommendations to the Board of nominees, including Stockholder Nominees (nominees whether by appointment or election at the Annual Meeting of Stockholders) to serve as a directors of the Company. To fulfill its purpose, the responsibilities and duties of the Nominating/Corporate Governance Committee are as follows:

●

Evaluate, in consultation with the Chairman of the Board and Chief Executive Officer (“CEO”), the current Composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of the Company in a manner consistent with the Company’s Corporate Governance Guidelines and make recommendations to the Board for approval.

●

Determine, in consultation with the Chairman of the Board and CEO, director selection criteria consistent with the Company’s Corporate Governance Guidelines and conduct searches for prospective directors whose skills and attributes reflect these criteria.

●	Assist in identifying, interviewing and recruiting candidates for the Board.

●

Evaluate, in consultation with the Chairman of the Board and CEO, nominees, including nominees nominated by stockholders in accordance with the provisions of the Company’s Bylaws, and recommend nominees for election to the Board or to fill vacancies on the Board.

●	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

●

Evaluate, in consultation with the Chairman of the Board and CEO and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of the Chairman of the Board and the Board committee chairs consistent with the Company’s Corporate Governance Guidelines.

●	Determine the methods and execution of the annual evaluations of the Board’s and each Board committee’s effectiveness and support the annual performance evaluation process.

●

Evaluate and make recommendations to the Board regarding director retirements, director re-nominations and directors’ changes in circumstances in accordance with the Company’s Corporate Governance Guidelines.

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●	Review and make recommendations to the Board regarding policies relating to directors’ compensation, consistent with the Company’s Corporate Governance Guidelines.

●

As set forth herein, monitor compliance with, and at least annually evaluate and make recommendations to the Board regarding, the Company’s Corporate Governance Guidelines and overall corporate governance of the Company.

●	Assist the Board and the Company’s officers in ensuring compliance with an implementation of the Company’s Corporate Governance Guidelines.

●	Develop and implement continuing education programs for all directors, including orientation and training programs for new directors.

●	Annually evaluate and make recommendations to the Board regarding the Committee’s performance and adequacy of this Charter.

●	Review the Code of Ethics periodically and propose changes thereto to the Board, if appropriate.

●

Review requests from outside the Committee for any waiver or amendment of the Company’s Code of Business Conduct and Ethics and recommend to the Board whether a particular waiver should be granted or whether a particular amendment should be adopted.

●	Oversee Committee membership and qualifications and the performance of members of the Board.

●	Review and recommend changes in (i) the structure and operations of Board Committees, and (ii) Committee reporting to the Board.

●	Make recommendations annually to the Board as to the independence of directors under the Corporate Governance Guidelines.

●

Review and make recommendations to the Board regarding the position the Company should take with respect to any proposals submitted by stockholders for approval at any annual or special meeting of stockholders.

●	Regularly report on Committee activities and recommendations to the Board.

●

Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, the NASDAQ company guide, and any governing law, as the Board considers appropriate and delegates to the Committee.

Our Nominating/Corporate Governance Committee consists of Mr. Janeway and Mr. D’Agostino, with Mr. Janeway serving as the Chairman.

Code of Business Conduct and Ethics

Effective January 21, 2014, the Board of Directors (the “Board”) of MamaMancini’s Holdings, Inc. (the “Company”) adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company and all subsidiaries and entities controlled by the Company and the Company’s directors, officers and employees. Compliance with the Code of Ethics is required of all Company personnel at all times. The Company’s senior management is charged with ensuring that the Code of Ethics and the Company’s corporate policies will govern, without exception, all business activities of the Company. The Code of Ethics addresses, among other things, the use and protection of Company assets and information, avoiding conflicts of interest, corporate opportunities and transactions with business associates and document retention.

Involvement in Certain Legal Proceedings

During the past five years no director, person nominated to become a director, executive officer, promoter or control person of the Company has: (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the period covered by this Annual Report on Form 10-K, were timely.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid for each of the last two years ended January 31, 2019 and 2018, respectively (i) to the persons who acted as our principal executive officer during our fiscal year ended December 31, 2018 and (ii) to the person who acted as our next most highly compensated executive officer other than our principal executive officer who was serving as an executive officer as of the end of our last fiscal year.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended January 31, 2019 and January 31, 2018.

Name and Principal Position	Year(5)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Carl Wolf
CEO/Chairman(1)	2019	$180,500	0	0	0	0	0	0	$180,500
	2018	$160,000	0	0	0	0	0	0	$160,000

Matt Brown
President(2)	2019	$180,000	0	0	0	0	0	0	$180,000
	2018	$186,000	0	0	0	0	0	0	$186,000

Lawrence Morgenstein CFO(3)	2019	$130,000	0	0	28,332	0	0	0	$158,332

Lewis Ochs
Former CFO(4)	2019	$33,700	0	0	0	0	0	0	$33,700
	2018	$121,200	0	0	0	0	0	0	$121,200

1.	Mr. Wolf was appointed as Chief Executive Officer of the Company on January 24, 2013.

2.	Mr. Brown was appointed as President of the Company on January 24, 2013.

3. 4.	Mr. Morgenstein was appointed as Chief Financial Officer on April 1, 2018. Mr. Ochs resigned on April 1, 2018.

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2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

STOCK AWARDS

						Number	Number of	Number	Payout
			Equity			of	Shares	of	Value of
			Incentive			Shares	or	Unearned	Unearned
			Plan			or Units	Units	Shares,	Shares,
			Awards:			of Stock	of	Units or	Units or
	Number of	Number of	Number of			That	Stock	Other	Other
	Securities	Securities	Securities			Have	That	Rights	Rights
	Underlying	Underlying	Underlying	Option		Not	Have	That	That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Vested	Not	Have Not	Have Not
	Options (#)	Options (#)	Unearned	Price	Expiration	(#)	Vested	Vested	Vested
	Exercisable	Unexercisable	Options (#)	($)	Date	(g)	($)	(#)	(#)
Name (a)	(b)	I	(d)	I	(f)	(9)	(h)	(i)	(j)
Carl Wolf
Chief Executive Officer(1)	0	0	0	0

Matthew Brown
President(2)	0	0	0	0

Steven Burns
Executive Vice President; Director(3)	50,000	0	0	$0.39	4/13/2021
	25,000	0	0	$1.05	6/27/2022
	25,000	0	0	$0.80	9/3/2023
	25,000	25,000	0	$0.52	7/30/2024

Alfred D’Agostino
Director(4)	50,000	0	0	$0.39	4/13/2021
	25,000	0	0	$1.05	6/27/2022
	25,000	0	0	$0.80	9/3/2023
	25,000	25,000	0	$0.52	7/30/2024

Thomas Toto
Director(5)	50,000	0	0	$0.39	4/13/2021
	25,000	0	0	$1.05	6/27/2022
	25,000	0	0	$0.80	9/3/2023
	25,000	25,000	0	$0.52	7/30/2024

Dean Janeway
Director(6)	50,000	0	0	$0.39	4/13/2021
	25,000	0	0	$1.05	6/27/2022
	25,000	0	0	$0.80	9/3/2023
	25,000	25,000	0	$0.52	7/30/2024

Lawrence Morgenstein(7)
Chief Financial Officer	7,500	0	0	$0.733	9/30/2023
	5,000	2,500	0	$0.749	4/1/2024
	2,500	5,000	0	$0.70	10/1/2024

Brent Smith(8)	6,000	0	0	$0.60	5/2/2021
	12,000	0	0	$1.38	11/2/2022

Chris Styler(8)	18,000	-	0	$0.60	5/2/2021
	6,000	0	0	$1.38	11/2/2022

Dan Mancini (Dougherty)(8)	18,000	0	0	$0.60	5/2/2021
	25,000	25,000	0	$0.52	7/30/2024

Emma Rosario(8)	3,000	0	0	$0.60	5/2/2021
	6,000	0	0	$1.38	11/2/2022

Eric Felice(8)	12,000	0	0	$0.60	5/2/2021
	24,000	0	0	$1.38	11/2/2022

Joe Smith(8)	18,000	-	0	$0.60	5/2/2021
	30,000	0	0	$1.38	11/2/2022

John Kaminsky(8)	6,000	0	0	$0.60	5/2/2021
	6,000	0	0	$1.38	11/2/2022

Pete de Pasquale(8)	6,000	0	0	$0.60	5/2/2021

Priscilla Goldman(8)	6,000	0	0	$0.60	5/2/2021

Rich Franco(8)	6,000	0	0	$0.60	5/2/2021
	6,000	0	0	$1.38	11/2/2022

Scott Shaffer(8)	18,000	0	0	$0.60	5/2/2021

1.	Mr. Wolf was appointed as Chief Executive Officer of the Company on January 24, 2013

2.	Mr. Brown was appointed as President of the Company on January 24, 2013

3.	Mr. Burns was appointed as a director of the Company on January 24, 2013

4.	Mr. D’Agostino was appointed as a director of the Company on January 24, 2013

5.	Mr. Toto was appointed as a director of the Company on January 24, 2013

6. 7. 8.	Mr. Janeway was appointed as a director on January 24, 2013 Mr. Morgenstein was appointed Chief Financial Officer on April 1, 2018 Non-Management employee

9.	Shares vest upon a change of control of the Company

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DIRECTOR COMPENSATION

Our executive officers who are members of our board of directors and the directors who are not considered independent under the corporate governance rules of the New York Stock Exchange do not receive compensation from us for their service on our board of directors. Accordingly, Mr. Wolf and Mr. Brown do not receive compensation from us for their service on our board of directors. Only those directors who are considered independent directors under the corporate governance rules of the New York Stock Exchange receive compensation from us for their service on our board of directors. Mr. Burns, Mr. D’Agostino, Mr. Toto and Mr. Janeway are to be paid $10,000 per annum for their service as members of the board, payable quarterly in Company common stock.

In June 2017, each of our directors were granted stock options to purchase 25,000 shares of the Company’s common stock at an exercise of $1.05. All such options vested quarterly over a one-year period and expire 5 years from the date of grant.

In September 2018, each of our directors were granted stock options to purchase 25,000 shares of the Company’s common stock at an exercise of $0.80. All such options vested quarterly over a one-year period and expire 5 years from the date of grant.

There is no formal arrangement with our board of directors for the granting of options. There is no assurance that the Company will continue to issue options to the board of directors or on what terms such issuance would occur. In addition, our Lead Director, Steven Burns was paid $67,500 in cash compensation for the year ended January 31, 2019 for his additional services in that capacity.

We also reimburse all of our directors for reasonable expenses incurred to attend board of director or committee meetings.

The following Director Compensation Table sets forth the compensation of our directors for the fiscal years ending on January 31, 2019 and January 31, 2018.

Name and Principal Position (a)	Year (b)	Salary ($) (b)	Bonus ($) (b)	Stock Awards ($) (b)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (b)	All Other Compensation ($) (b)	Total ($) (b)
Director	2019	$58,000	$0	$0	$17,876	$0	$0	$75,876
Steven Burns (1)	2018	$0	$0	$25,000	$8,918	$0	$0	$33,918

Director	2019	$10,000	$0	$0	$17,876	$0	$0	$27,876
Alfred D’Agostino (2)	2018	$0	$0	$25,000	$8,918	$0	$0	$33,918

Director	2019	$10,000	$0	$0	$17,876	$0	$0	$27,876
Thomas Toto (3)	2018	$0	$0	$25,000	$8,918	$0	$0	$33,918

Director	2019	$10,000	$0	$0	$17,876	$0	$0	$27,876
Dean Janeway (4)	2018	$0	$0	$25,000	$8,918	$0	$0	$33,918

1.	Mr. Burns was appointed as a director of the Company on January 24, 2013.

2.	Mr. D’Agostino was appointed as a director of the Company on January 24, 2013.

3.	Mr. Toto was appointed as a director of the Company on January 24, 2013.

4.	Mr. Janeway was appointed as a director of the Company on January 24, 2013.

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Employment Agreements

Carl Wolf

On March 5, 2012 MamaMancini’s entered into an Employment Agreement with Mr. Carl Wolf as Chief Executive Officer for a term of 3 years. Mr. Wolf’s employment agreement automatically renews for successive one-year terms, unless the Company gives written notice of non-renewal not less than six (6) months prior to an anniversary date or until terminated as set forth herein. Mr. Wolf’s employment agreement was renewed for a period of one year on March 5, 2019. As compensation for his services Mr. Wolf’s compensation was increased to $190,000 per year effective November 1, 2017. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Wolf is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Wolf is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Wolf is also entitled to receive Termination Payments (as defined Section 11.1 of Mr. Wolf’s Employment Agreement) in the event his employment is terminated in conjunction with the following:

Reason for Termination	Payment to be Received
Death	Termination Payments (1)
Disability	Termination Payments plus 12 months Base Salary
Without Cause	Termination Payments plus lesser of 12 months Base Salary or remaining Initial Term of employment
For Cause	Termination Payments minus any yearly bonus

(1)	Termination Payment equals: (i) any unpaid Base Salary through the date of termination, (ii) any Bonus for the year in which such termination occurs prorated as of the date of termination, (iii) accrued and unpaid vacation pay for the year in which such termination occurs prorated as of the date of termination, (iv) any sums due under any of MamaMancini’s benefit plans, and (v) any unreimbursed expenses incurred by the Employee on MamaMancini’s behalf.

Matthew Brown

On March 5, 2012 MamaMancini’s entered into an employment agreement with Mr. Matthew Brown as President of MamaMancini’s for an initial term of 3 years. Mr. Brown’s employment agreement automatically renews for successive one-year terms, unless the Company gives written notice of non-renewal not less than six (6) months prior to an anniversary date or until terminated as set forth herein. Mr. Brown’s employment agreement was renewed for a period of one year on March 5, 2019. As compensation for his services, Mr. Brown receives a base salary of $186,000 per year. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Brown is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Brown is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Brown is also entitled to receive Termination Payments (as defined in Section 11.1 of Mr. Brown’s Employment Agreement) in the event his employment is terminated in conjunction with the following:

Reason for Termination	Payment to be Received
Death	Termination Payments (1)
Disability	Termination Payments plus 12 months Base Salary
Without Cause	Termination Payments plus lesser of 12 months Base Salary or remaining Initial Term of employment
For Cause	Termination Payments minus any yearly bonus

(1)	Termination Payment equals: (i) any unpaid Base Salary through the date of termination, (ii) any Bonus for the year in which such termination occurs prorated as of the date of termination, (iii) accrued and unpaid vacation pay for the year in which such termination occurs prorated as of the date of termination, (iv) any sums due under any of MamaMancini’s benefit plans, and (v) any unreimbursed expenses incurred by the Employee on the MamaMancini’s behalf.

51

Lawrence Morgenstein

On April 1, 2018 MamaMancini’s entered into an employment agreement with Lawrence Morgenstein as Chief Financial Officer of MamaMancini’s for an initial term of one year. Unless terminated, Mr. Morgenstein’s employment agreement automatically renews for successive one-year terms. As compensation for his services, Mr. Morgenstein receives a base salary of $125,000 per year and is eligible for a year-end bonus of up to $25,000. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Morgenstein is eligible to receive an annual bonus as determined by the Board. In addition, Mr. Morgenstein was initially granted an option to acquire 30,000 shares of Company Common Stock, vesting 7,500 shares per half year. As part of the agreement, Mr. Morgenstein is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 31, 2020 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner(1)	Shares		Percent (2)

5% or Greater Stockholders
N/A	—		—
Named Executive Officers and Directors
Carl Wolf	7,426,886	(3)	22.67%
Matthew Brown	5,589,181	(4)	17.41%
Lawrence Morgenstein	15,000	(5)	*
Steven Burns	1,509,643	(6)	4.68%
Alfred D’Agostino	994,501	(7)	3.09%
Thomas Toto	904,443	(8)	2.82%
Dean Janeway	449,336	(9)	1.39%
All executive officers and directors as a group (7 persons)	16,888,990		50.12	%(2)

*Less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities. In determining beneficial ownership of our Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person or entity on January 31, 2020, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of the conversion of Series A Preferred shares, exercise of debentures, warrants and options; and (b) the denominator is the sum of (i) the total shares of that class outstanding on January 31, 2020 (31,991,241 shares of Common Stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. The address of each of the holders is 25 Branca Road, East Rutherford, NJ 07073.

(2)	Figures may not add up due to rounding of percentages.

(3)	The amount includes 6,170,356 shares held jointly with Ms. Marion F. Wolf and 482,455 shares held directly by Mr. Wolf. Ms. Wolf is the wife of Mr. Carl Wolf. Mr. Wolf maintains full voting control of such shares. Share total also includes 774,075 shares issuable on the exercise of Warrants.

52

(4)	5,253,675 of the shares are held jointly with Ms. Karen Wolf and 228,098 shares are held by Mr. Brown. Ms. Wolf is the wife of Mr. Matthew Brown. Mr. Brown maintains full voting control of such shares. Share total includes 107,408 shares issuable on the exercise of Warrants.

(5)	Includes portion of 22,500 stock options which are currently exercisable.

(6)	This amount includes 130,397 shares held by Steven Burns, 10,000 shares held by Milvia Burns, Mr. Burns’ wife and 1,136,839 shares held by Point Prospect, Inc., a corporation which is wholly-owned by Steven Burns. Share total also includes 107,407 shares issuable on the exercise of Warrants and options to purchase 125,000 shares of common stock.

(7)	This amount includes 126,938 shares directly held by Alfred D’Agostino, 635,156 shares held by Alfred D’Agostino Revocable Living Trust 11/6/2009, of which Alfred D’Agostino is the beneficial owner. Share total also includes 107,407 shares issuable on the exercise of Warrants and an option to purchase 125,000 shares of common stock.

(8)	This amount includes 679,443 held by Thomas Toto and 66,667 held by Thomas and Andrea Toto, for which Thomas Toto is the beneficial owner. Share total also includes 33,333 shares issuable on the exercise of Warrants and an option to purchase 125,000 shares of common stock.

(9)	This amount includes 201,035 shares held by Dean Janeway and 15,894 owned by Mary Janeway & Dean Janeway Jt Ten. Share total also includes 107,407 shares issuable on the exercise of Warrants and an option to purchase 125,000 shares of common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Meatball Obsession, LLC

A current officer and director of the Company is the chairman of the board and shareholder of Meatball Obsession LLC (“MO”).

For the years ended January 31, 2019 and 2018, the Company generated approximately $106,596 and $104,081 in revenues from MO, respectively.

As of January 31, 2019 and 2018, the Company had a receivable of $57,374 and $32,869 due from MO, respectively.

WWS, Inc.

A current director of the Company is the president of WWS, Inc.

For the years ended January 31, 2019 and 2018, the Company recorded $59,000 and $24,000 in commission expense from WWS, Inc. generated sales, respectively.

Notes Payable – Related Party

During the year ended January 31, 2016, the Company received aggregate proceeds of $125,000 from notes payable with the CEO of the Company. The notes bear interest at a rate of 4% per annum and matured on December 31, 2016. The notes were subsequently extended until January 2024. As of January 31, 2019 and 2018, the outstanding principal balance of the notes was $109,844 and $117,656, respectively.

The Company received advances from the CEO of the Company which bear interest at 8%. The advances are due on January 2024. At January 31, 2019 and 2018, there was $400,000 of principal outstanding, respectively.

53

The Company received advances from an entity 100% owned by the CEO of the Company, which bear interest at 8%. The advances are due on January 2024. At January 31, 2019 and 2018, there was $132,000 of principal outstanding, respectively.

For the years ended January 31, 2019 and 2018, the Company recorded interest expense of $45,150 and $47,266, respectively, related to the above related party notes payable. As of January 31, 2019 and 2018, the Company accrued interest on the related party notes totaling $48,141 and $11,422, respectively.

Director Independence

As of January 31, 2020, of our six (6) directors, Tom Toto, Alfred D’Agostino and Dean Janeway are considered “independent” in accordance with Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The remaining three (3) directors are not considered “independent”. Therefore, fifty percent (50%) of the board is independent.

EXPERTS

Our financial statements for the fiscal years ended January 31, 2019 and January 31, 2018 along with the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Rosenberg Rich Baker Berman, P.A. of Somerset, New Jersey, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Company does not elect to incorporate any material by reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

Our consolidated financial statements are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

54

(a) Fiscal years ended January 31, 2019 and January 31, 2018 (audited)

MAMAMANCINI’S HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2019

55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of MamaMancini’s Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MamaMancini’s Holdings, Inc. (the Company) as of January 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two period ended January 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of January 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the years in the two period ended January 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2011.

Somerset, New Jersey

April 22, 2019

F-1

MamaMancini’s Holdings, Inc.

Consolidated Balance Sheets

	January 31, 2019	January 31, 2018
Assets

Current Assets:
Cash	$609,409	$581,322
Accounts receivable, net	2,698,562	3,084,715
Inventories	1,396,400	824,276
Prepaid expenses	155,178	261,980
Total current assets	4,859,549	4,752,293

Property and equipment, net	2,884,594	2,499,875

Deposits	20,177	20,177
Total Assets	$7,764,320	$7,272,345

Liabilities and Stockholders’ Deficit

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$3,061,932	$3,456,918
Line of credit, net	-	2,688,764
Term loans	500,000	106,938
Capital leases payable	53,730	-
Notes payable – net	-	1,403,082
Total current liabilities	3,615,662	7,655,702

Term loans - net	1,914,401	651,677
Line of credit – net	2,612,034	-
Capital leases payable – net	162,527	-
Note payable - net	-	250,000
Notes payable - related party	641,844	649,656
Total long-term liabilities	5,330,806	1,551,333

Total Liabilities	8,946,468	9,207,035

Commitments and contingencies

Stockholders’ Deficit:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of January 31, 2019 and 2018, 0 and 23,400 shares outstanding as of January 31, 2019 and 2018	-	-
Preferred stock, $0.00001 par value; 19,880,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 31,866,241 and 31,753,437 shares issued and outstanding as of January 31, 2019 and 2018, respectively	320	319
Additional paid in capital	16,547,287	16,344,794
Accumulated deficit	(17,580,255)	(18,130,303)
Less: Treasury stock, 230,000 shares, respectively	(149,500)	(149,500)
Total Stockholders’ Deficit	(1,182,148)	(1,934,690)
Total Liabilities and Stockholders’ Deficit	$7,764,320	$7,272,345

See accompanying notes to the consolidated financial statements

F-2

MamaMancini’s Holdings, Inc.

Consolidated Statements of Operations

	For the Years Ended
	January 31, 2019	January 31, 2018

Sales - net of slotting fees and discounts	$28,522,112	$27,543,335

Cost of sales	18,531,678	18,282,660

Gross profit	9,990,434	9,260,675

Operating expenses
Research and development	130,920	138,000
General and administrative	8,294,450	8,059,533
Total operating expenses	8,425,370	8,197,533

Income from operations	1,565,064	1,063,142

Other expenses
Interest	(881,702)	(679,974)
Amortization of debt discount	(133,314)	(63,428)
Total other expenses	(1,015,016)	(743,402)

Net income	550,048	319,740

Less: preferred dividends	-	(91,565)

Net income (loss) available to common stockholders	$550,048	$228,175

Net income (loss) per common share - basic and diluted	$0.02	$0.01

Weighted average common shares outstanding
- basic	31,843,755	29,811,521
- diluted	32,521,821	32,205,577

See accompanying notes to the consolidated financial statements

F-3

MamaMancini’s Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

For the Period from February 1, 2017 through January 31, 2019

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, February 1, 2017	23,400	$-	27,810,717	$279	(230,000)	(149,500)	$15,825,029	$(18,358,478)	$(2,682,670)

Common stock issued for services	-	-	225,882	2	-	-	255,498	-	255,500

Stock options issued for services	-	-	-	-	-	-	172,740	-	172,740

Common stock issued for the exercise of warrants	-	-	159,454	2	-	-	(2)	-	-

Series A Preferred dividend issued in common shares	-	-	90,717	1	-	-	91,564	-	91,565

Series A Preferred dividend	-	-	-	-	-	-	-	(91,565)	(91,565)

Conversion of Series A Preferred to common	(23,400)	-	3,466,667	35	-	-	(35)	-	-

Net income	-	-	-	-	-	-	-	319,740	319,740

Balance, January 31, 2018	-	-	31,753,437	319	(230,000)	(149,500)	16,344,794	(18,130,303)	(1,934,690)

Stock options issued for services	-	-	-	-	-	-	162,494	-	162,494

Common stock issued for the exercise of options	-	-	40,000	-	-	-	40,000	-	40,000

Common stock issued for the exercise of warrants	-	-	72,804	1	-	-	(1)	-	-

Net income	-	-	-	-	-	-	-	550,048	550,048
Balance, January 31, 2019	-	$-	31,866,241	$320	(230,000)	$(149,500)	$16,547,287	$(17,580,255)	$(1,182,148)

See accompanying notes to the consolidated financial statements

F-4

MamaMancini’s Holdings, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended
	January 31,2019	January 31,2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$550,048	$319,740
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	679,005	538,322
Amortization of debt discount	133,314	63,428
Share-based compensation	162,494	428,240
Changes in operating assets and liabilities:
Accounts receivable	386,153	(1,266,895)
Inventories	(572,124)	(17,653)
Prepaid expenses	106,802	(81,720)
Accounts payable and accrued expenses	(2,284)	1,332,038
Net Cash Provided by Operating Activities	1,443,408	1,315,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(1,033,724)	(1,474,816)
Net Cash Used in Investing Activities	(1,033,724)	(1,474,816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable - related party	(7,812)	-
Repayment of term loan	(1,058,615)	(146,388)
Borrowings from term loan	2,800,000	251,671
Repayment of note payable	(2,130625)	(1,350,000)
Borrowings (repayments) of line of credit, net	(90,356)	1,339,245
Proceeds from capital lease	213,250	-
Repayment of capital lease obligations	(26,993)	-
Debt issuance costs	(120,446)	(24,697)
Proceeds from exercise of options	40,000	-
Net Cash Provided by (Used in) Financing Activities	(381,597)	69,831

Net Increase (Decrease) in Cash	28,087	(89,485)

Cash - Beginning of Period	581,322	670,807

Cash - End of Period	$609,409	$581,322

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$638,029	$464,958

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued interest on note payable reclassified to principal	$392,702	$-
Capital lease asset additions	$30,000	$-
Stock issued for Series A Preferred dividends	$-	$91,565
Debt issuance costs included in principal balance of note	$-	$52,236

See accompanying notes to the consolidated financial statements

F-5

MamaMancini’s Holdings, Inc.

Notes to Consolidated Financial Statements

January 31, 2019

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

MamaMancini’s Holdings, Inc. (the “Company”), (formerly known as Mascot Properties, Inc.) was organized on July 22, 2009 as a Nevada corporation. The Company has a year-end of January 31.

The Company is a manufacturer and distributor of beef meatballs with sauce, turkey meatballs with sauce, beef meat loaf and other similar meats and sauces. The Company’s customers are located throughout the United States, with a large concentration in the Northeast and Southeast.

Recent Developments

On November 1, 2017, the Company, Joseph Epstein Food Enterprises, Inc., a New Jersey corporation (“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), completed the merger contemplated by the Agreement and Plan of Merger (“Merger Agreement”) by and among the Company, JEFE, and Merger Sub, dated as of November 1, 2017. Pursuant to the terms of the Merger Agreement, JEFE has merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses, (c) assumption by the Company of certain third-party loans to JEFE and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company (ii) following the Closing, JEFE’s financial statements as of the Closing are consolidated with the Consolidated Financial Statements of the Company (collectively, the “Merger Transaction”). No cash or stock was exchanged in connection with the transaction.

In accordance with the guidance under Accounting Standards Codification Topic 805: Business Combinations, the Merger transactions are accounted for as a reorganization of entities under common control. The assets and liabilities of JEFE transferred between entities under common control were recorded by the Company based on JEFE’s historical cost basis. The financial statements of both entities have been combined for all periods presented.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s). All inter-company balances and transactions have been eliminated.

F-6

Following the closing of the merger with Joseph Epstein Food Enterprises, Inc. (“JEFE”) on November 1, 2017, the financial statements of JEFE are consolidated with that of the Company. The prior period financial statements included in the condensed consolidated financial statements have been adjusted to reflect this transaction.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, inventory obsolescence and the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the grocery industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices pertaining to food and beverages in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at January 31, 2019 and 2018.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of January 31, 2019 and 2018, the Company had reserves of $2,000.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at January 31, 2019 and 2018:

	January 31, 2019	January 31, 2018
Raw Materials	$556,703	$486,917
Work in Process	38,769	21,387
Finished goods	800,928	315,972
	$1,396,400	$824,276

F-7

Property and Equipment

Property and equipment are recorded at cost. Depreciation expense is computed using straight-line methods over the estimated useful lives.

Asset lives for financial statement reporting of depreciation are:

Machinery and equipment	2-7 years
Furniture and fixtures	3 years
Leasehold improvements	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Research and Development

Research and development is expensed as incurred. Research and development expenses for the years ended January 31, 2019 and 2018 were $130,920 and $138,000, respectively.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as general and administrative expenses.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements under Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new guidance will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. Additionally, the guidance requires improved disclosures as to the nature, amount, timing and uncertainty of revenue that is recognized. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606)—Narrow-Scope Improvements and Practical Expedients. This update clarifies the objectives of collectability, sales and other taxes, noncash consideration, contract modifications at transition, completed contracts at transition and technical correction. The amendments in this update affect the guidance in ASU 2014-09. In September 2017, the FASB issued additional amendments providing clarification and implementation guidance.

F-8

The Company adopted this guidance and related amendments as of the first quarter of fiscal 2019, applying the full retrospective transition method. As the underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with the Company’s current business model and practices, the adoption of ASU 2014-09 did not have a material impact on the consolidated financial statements. In addition, the adoption of ASC 606 did not impact the previously reported financial statements in any prior period nor did it result in a cumulative effect adjustment to retained earnings.

The Company’s sales predominantly are generated from the sale of finished products to customers, contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are shipped to the customer. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods. The Company reports all amounts billed to a customer in a sale transaction as revenue. Under the new revenue guidance, the Company elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses in general and administrative expenses on the consolidated statement of operations.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers. The Company generally recognizes the related trade receivable when the goods are shipped.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	Year Ended January 31, 2019	Year Ended January 31, 2018
Gross Sales	$28,952,187	$28,004,078
Less: Slotting, Discounts, Allowances	430,075	460,743
Net Sales	$28,522,112	$27,543,335

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by significant geographic area for the years ended January 31, 2019 and 2018:

	For the Year Ended
	January 31, 2019	January 31, 2018
Northeast	$8,339,738	$8,719,757
Southeast	8,134,168	7,334,575
Midwest	6,013,536	6,555,607
West	4,135,590	3,669,491
Southwest	2,329,155	1,724,648
Total revenue	$28,952,187	$28,004,078

Cost of Sales

Cost of sales represents costs directly related to the production and manufacturing of the Company’s products. Costs include product development, freight, packaging, and print production costs.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred. Producing and communicating advertising expenses for the years January 31, 2019 and 2018 were $1,729,448 and $1,773,939, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”) which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

F-9

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the consolidated statement of operations. Share-based payments issued to placement agents are classified as a direct cost of a stock offering and are recorded as a reduction in additional paid in capital.

For the years ended January 31, 2019 and 2018, share-based compensation amounted to $162,494 and $428,240, respectively.

For the years ended January 31, 2019 and 2018, when computing fair value of share-based payments, the Company has considered the following variables:

	January 31, 2019	January 31, 2018
Risk-free interest rate	1.99% to 2.78%	1.60% to 1.99%
Expected life of grants	2.0 to 3.0 years	2.0 – 4.0 years
Expected volatility of underlying stock	154% to 172%	139% to 177%
Dividends	0%	0%

The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

The expected stock price volatility for the Company’s stock options was estimated using the historical volatilities of the Company’s common stock. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

Earnings (Loss) Per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-10

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income (loss) attributable to common stockholders per common share.

	For the Years Ended
	January 31, 2019	January 31, 2018
Numerator:
Net income attributable to common stockholders	$550,048	$228,175
Effect of dilutive securities:	—	—

Diluted net income	$550,048	$228,175

Denominator:
Weighted average common shares outstanding - basic	31,843,755	29,811,521
Dilutive securities (a):
Series A Preferred	-	-
Options	136,400	350,694
Warrants	541,666	1,974,648

Weighted average common shares outstanding and assumed conversion – diluted	32,521,821	32,205,577

Basic net income per common share	$0.02	$0.01

Diluted net income per common share	$0.02	$0.01

(a) - Anti-dilutive securities excluded:	3,098,667	3,041,001

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of January 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2016.

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-11

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which will require recognition on the balance sheet for the rights and obligations created by leases with terms greater than twelve months. The new standard is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company plans to adopt this guidance at the beginning of its first quarter of fiscal 2020 and plans to utilize the transition option which does not require application of the guidance to comparative periods in the year of adoption. While the Company continues to evaluate this standard and the effect on related disclosures, the primary effect of adoption will be recording right-of-use assets and corresponding lease obligations for current operating leases. The adoption is expected to have a material impact on the Company’s consolidated balance sheets, but not on the consolidated statements of income or cash flows. However, the ultimate impact of adopting ASU 2016-02 will depend on the Company’s lease portfolio as of the adoption date. Additionally, the Company is in the process of reviewing current accounting policies, changes to business processes, systems and controls to support adoption of the new standard.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018.

In June 2018, the FASB issued Accounting Standards Update (ASU) No. 2018-07, Compensation – Stock Compensation (Topic718): Improvements to Nonemployee Share-Based Payment Accounting. Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after the grant date. ASU 2018-07 is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within that reporting period. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606, Revenue from Contracts with Customers (as described above under “Revenue Recognition”). The Company does not believe the new standard will have a significant impact on its consolidated financial statements.

F-12

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Note 3 - Property and Equipment:

Property and equipment on January 31, 2019 and 2018 are as follows:

	January 31, 2019	January 31, 2018
Machinery and Equipment	$2,662,403	$2,431,589
Furniture and Fixtures	81,099	71,969
Leasehold Improvements	2,894,949	2,071,169
	5,638,451	4,574,727
Less: Accumulated Depreciation	2,753,857	2,074,852
	$2,884,594	$2,499,875

During the year ended January 31, 2019, leasehold improvements increased by $823,780 in relation to the continued plant expansion in progress since 2017.

Depreciation expense charged to income for the years ended January 31, 2019 and 2018 amounted to $679,005 and $538,322, respectively.

Note 4 - Investment in Meatball Obsession, LLC

During 2011, the Company acquired a 34.62% interest in Meatball Obsession, LLC (“MO”) for a total investment of $27,032. This investment is accounted for using the equity method of accounting. Accordingly, investments are recorded at acquisition cost plus the Company’s equity in the undistributed earnings or losses of the entity.

At December 31, 2011, the investment was written down to $0 due to losses incurred by MO.

The Company’s ownership interest in MO has decreased due to dilution. At January 31, 2019 and 2018, the Company’s ownership interest in MO was 12% and 12%, respectively.

F-13

Note 5 - Related Party Transactions

Meatball Obsession, LLC

A current director of the Company is the chairman of the board and shareholder of Meatball Obsession LLC (“MO”).

For the years ended January 31, 2019 and 2018, the Company generated approximately $106,596 and $104,081 in revenues from MO, respectively.

As of January 31, 2019 and 2018, the Company had a receivable of $57,374 and $32,869 due from MO, respectively.

WWS, Inc.

A current director of the Company is the president of WWS, Inc.

For the years ended January 31, 2019 and 2018, the Company recorded $59,000 and $24,000 in commission expense from WWS, Inc. generated sales, respectively.

Notes Payable – Related Party

During the year ended January 31, 2016, the Company received aggregate proceeds of $125,000 from notes payable with the CEO of the Company. The notes bear interest at a rate of 4% per annum and matured on December 31, 2016. The notes were subsequently extended until January 2024. As of January 31, 2019 and 2018, the outstanding principal balance of the notes was $109,844 and $117,656, respectively.

The Company received advances from the CEO of the Company which bear interest at 8%. The advances are due on January 2024. At January 31, 2019 and 2018, there was $400,000 of principal outstanding, respectively.

The Company received advances from an entity 100% owned by the CEO of the Company, which bear interest at 8%. The advances are due on January 2024. At January 31, 2019 and 2018, there was $132,000 of principal outstanding, respectively.

For the years ended January 31, 2019 and 2018, the Company recorded interest expense of $45,150 and $47,266, respectively, related to the above related party notes payable. As of January 31, 2019 and 2018, the Company accrued interest on the related party notes totaling $48,141 and $11,422, respectively.

Note 6 - Loan and Security Agreement

Entrepreneur Growth Capital, LLC

On September 3, 2014, the Company entered into a Loan and Security Agreement (“Loan and Security Agreement”) with Entrepreneur Growth Capital, LLC (“EGC”) which contains a line of credit. In September 2016, the agreement was amended and the total facility increased to an aggregate principal amount of up to $3,200,000. In May 2018, the agreement was amended to extend the termination date to October 1, 2020. In June 2018, the line was increased by $300,000. The increase was personally guaranteed by the CEO of the Company. As of January 31, 2019 and 2018, the outstanding balance on the line of credit was $0 and $2,702,390, respectively. As noted below, the loan was paid off upon execution of the M&T Bank agreement.

On September 3, 2014, the Company also entered into a 5-year $600,000 Secured Promissory Note (“EGC Note”) with EGC. In September 2016, the ECG Note was increased to $700,000 with an extended maturity date of September 30, 2021. The amended EGC Note was payable in 60 monthly installments of $11,667. The EGC Note was further amended in October 2017 to increase the note to $800,000 with principal payments of $13,795. The EGC Note bore interest at the prime rate plus 4.0% and was payable monthly, in arrears. In the event of default, the Company would pay 10% above the stated rates of interest per the Loan and Security Agreement. The EGC Note was secured by all of the assets of the Company. As of January 31, 2019 and 2018, the outstanding balance on the note was $0 and $758,615, respectively. As noted below, the loan was paid off upon execution of the M&T Bank agreement.

Effective June 6, 2018, the Company executed a Secured Promissory Note with EGC which provided for $300,000 in financing with a maturity date of June 1, 2020. The Note required 24 monthly payments of $12,500 together with interest on the outstanding balance at four percent (4%) over the applicable prime rate. As noted below, the loan was paid off upon execution of the M&T Bank agreement.

The Company recorded a one-time charge of $121,500 for termination of its existing loans in the month of January 2019.

M&T Bank

Effective, January 4, 2019, the Company also entered into a $2.5 million five-year note with M&T Bank at LIBOR plus four points with repayments in equal payments over 60 months. The new facility is supported by a first priority security interest in all of the Company’s business assets and is further subject to various affirmative and negative financial covenants and a limited Guaranty by the Company’s Chief Executive Officer, Carl Wolf. The Company recorded $89,321 as a debt discount and will be amortized over the remaining life of the note using the effective interest method. There was unamortized debt discount of $85,599 as of January 31, 2019. The outstanding balance on the term loan was $2,500,000 as of January 31, 2019.

F-14

Effective, January 4, 2019, the Company has arranged a new $3.5 million working capital line of credit with M&T Bank at LIBOR plus four points with a two-year expiration. The new facility is supported by a first priority security interest in all of the Company’s business assets and is further subject to various affirmative and negative financial covenants and a limited Guaranty by the Company’s Chief Executive Officer, Carl Wolf. Advances under the line of credit are limited to eighty percent (80%) of eligible accounts receivable (which is subject to an agreed limitation and is further subject to certain asset concentration provisions) and fifty percent (50%) of eligible inventory (which is subject to an agreed dollar limitation). All advances under the line of credit are due upon maturity. The outstanding balance on the line of credit was $2,612,034 as of January 31, 2019.

Note 7 – Notes Payable

On December 19, 2014, the Company entered into a securities purchase agreement (the “Manatuck Purchase Agreement”) with Manatuck Hill Partners, LLC (“Manatuck”) whereby the Company issued a convertible redeemable debenture (the “Manatuck Debenture”) in favor of Manatuck. Subsequent to issuance, the note was amended to extend the maturity date and also remove the convertible feature of the note. On January 22, 2018, the Company further extended the maturity date to November 1, 2018.

On July 17, 2018, the Company further extended the maturity date to May 1, 2019. The Company paid to Manatuck a cash fee equal to two percent (2%) of the mutually-agreed pro-forma balance payable on account of the note as of July 17, 2018, which shall include all interest which would be accrued on the note through July 17, 2018. Total accrued interest of $392,702 was added to the outstanding principal balance as of the extension date. The 2% fee was expensed in accordance with debt extinguishment accounting.

There was unamortized debt discount of $0 and $84,841 as of January 31, 2019 and 2018, respectively.

The outstanding principal at January 31, 2019 and 2018 was $0 and $1,487,923, respectively.

On April 29, 2015, the Company entered into a note payable with a bank for $250,000, which was used to pay down and replace a prior note payable. The note bore interest at 3.75%, with interest being due monthly. The note was due in full on the maturity date of April 1, 2019. The note was fully guaranteed by the Company’s Chief Executive Officer. As noted above, the Company completed a financing on January 4, 2019 upon which time this note was fully satisfied. The outstanding balance on the note was $0 and $250,000 as of January 31, 2019 and 2018, respectively.

F-15

Note 8 – Capital Leases Payable

Capital lease obligations consisted of the following at January 31, 2019:

January 31, 2019

Capital lease obligation to a financing company for a term of four (4) years, collateralized by equipment, with interest at 7.5% per annum, with principal and interest due and payable in monthly installments of $5,152 and buyout purchase option of $31,988 at end of lease (i)	$189,264

Capital lease obligation to a financing company for a term of five (5) years, collateralized by kitchen equipment, with interest at 5.9% per annum, with principal and interest due and payable in monthly installments of $610 and buyout purchase option of $1 at end of lease	26,993

216,257

Less current maturities	53,730

Capital lease obligations, net of current maturities	$162,527

(i)

In May 2018, the Company executed a sale-leaseback arrangement with an unrelated third party whereby the Company sold its equipment and leased it back for a period of 4 years. Pursuant to the agreement, the Company received gross proceeds of $213,250. This transaction is recorded as a financing transaction with the assets and related financing obligation on the consolidated balance sheet. The lease expires in April 2022 and includes purchase, renewal and return options and certain default provisions requiring the Company to perform repairs and maintenance, make timely rent payments and insure the equipment.

Future maturities of all debt and capital leases (excluding debt discount discussed above in Notes 5, 6, 7 and 8) are as follows:

For the Years Ending January 31,
2020	$553,730
2021	3,171,983
2022	564,489
2023	521,833
2024	1,158,099
Thereafter	-
$5,970,134

The cost basis and accumulated depreciation of the capitalized equipment at January 31, 2019 was $273,844 and $45,296, respectively. Depreciation associated with these capital lease arrangements is included in cost of sales on the consolidated statement of operations.

Note 9 - Concentrations

Revenues

During the year ended January 31, 2019, the Company earned revenues from two customers representing approximately 50% and 10% of gross sales. During the year ended January 31, 2018, the Company earned revenues from two customers representing approximately 40% and 10% of gross sales. As of January 31, 2019, three customers represented approximately 44%, 19% and 13% of total gross outstanding receivables, respectively. As of January 31, 2018, two customers represented approximately 43% and 15% of total gross outstanding receivables, respectively.

Note 10 - Stockholders’ Deficit

Common Stock

On July 27, 2017, (the effective date), 23,400 shares of the Company’s Series A Preferred Stock were automatically converted into approximately 3,466,667 shares of the Company’s Common Stock. Pursuant to the terms of the Certificate of Designation, the automatic conversion occurred on June 27, 2017 following the volume weighted average price of the Common Stock during any ten consecutive trading days remaining at least $1.0125. The conversion became effective on July 27, 2017.

F-16

During the year ended January 31, 2018, the Company issued 90,717 shares of its common stock to the holders of the Series A Preferred stockholders for the dividends in arrears totaling $91,565.

During the year ended January 31, 2018, the Company issued 225,882 shares of its common stock to employees and consultants for services rendered of $255,500.

(C) Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – January 31, 2017	881,404	$0.78
Exercisable – January 31, 2017	799,404	$0.78
Granted	239,000	$1.21
Exercised	-	$-
Forfeited/Cancelled	(254,404)	$1.05
Outstanding – January 31, 2018	866,000	$0.87
Exercisable – January 31, 2018	699,000	$0.78
Granted	130,000	$0.89
Exercised	(40,000)	$1.00
Forfeited/Cancelled	(307,000)	$0.98
Outstanding – January 31, 2019	649,000	$0.77
Exercisable – January 31, 2019	521,500	$0.71

		Options Outstanding			Options Exercisable
Exercise Price		Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$	0.39 – 2.97	649,000	2.84 years	$0.77	521,500	$0.71

At January 31, 2019 the total intrinsic value of options outstanding and exercisable was $109,120 and $109,120, respectively.

During the year ended January 31, 2019, 40,000 options were exercised by the option holders. The Company issued 40,000 shares of common stock as a result of this exercise and received proceeds of $40,000.

For the years ended January 31, 2019 and 2018, the Company recognized share-based compensation related to options of an aggregate of $162,494 and $172,740, respectively. At January 31, 2019, unrecognized share-based compensation was $40,778.

F-17

(D) Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2017	7,425,865	$1.06
Exercisable – January 31, 2017	7,425,865	$1.06
Granted	-	$-
Exercised	(364,466)	$-
Forfeited/Cancelled	-	$-
Outstanding – January 31, 2018	7,061,399	$1.06
Exercisable – January 31, 2018	7,061,399	$1.06
Granted	-	$-
Exercised	(482,734)	$1.00
Forfeited/Cancelled	(333,334)	$1.50
Outstanding – January 31, 2019	6,245,331	$1.04
Exercisable – January 31, 2019	6,245,331	$1.04

Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.68 – 2.50	6,245,331	1.83 years	$1.04	6,245,331	$1.04

At January 31, 2019, the total intrinsic value of warrants outstanding and exercisable was $433,333 and $433,333, respectively.

During the year ended January 31, 2019, 482,734 warrants were exercised by the warrant holders on a cashless basis. The Company issued 72,804 shares of common stock as a result of this exercise.

During the year ended January 31, 2018, 364,466 warrants were exercised by the warrant holders on a cashless basis. The Company issued 159,454 shares of common stock as a result of this exercise.

Note 11 - Commitments and Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Licensing and Royalty Agreements

On March 1, 2010, the Company was assigned a Development and License agreement (the “Agreement”). Under the terms of the Agreement the Licensor shall develop for the Company a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Licensor shall work with Licensee to develop Licensor Products that are acceptable to Licensee. Upon acceptance of a Licensor Product by Licensee, Licensor’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products (the “Recipes”) shall be subject to this Development and License Agreement.

F-18

The Exclusive Term began on January 1, 2009 (the “Effective Date”) and ends on the 50th anniversary of the Effective Date.

The Royalty Rate shall be: 6% of net sales up to $500,000 of net sales for each Agreement year; 4% of Net Sales from $500,000 up to $2,500,000 of Net Sales for each Agreement year; 2% of Net Sales from $2,500,000 up to $20,000,000 of Net Sales for each Agreement year; and 1% of Net Sales in excess of $20,000,000 of Net Sales for each Agreement year.

In order to continue the Exclusive term, the Company shall pay a minimum royalty with respect to the preceding Agreement year as follows:

Agreement Year	Minimum Royalty to be Paid with Respect to Such Agreement Year
1st and 2nd	$-
3rd and 4th	$50,000
5th, 6th and 7th	$75,000
8th and 9th	$100,000
10th and thereafter	$125,000

The Company incurred $413,497 and $429,934 of royalty expenses for the years ended January 31, 2019 and 2018. Royalty expenses are included in general and administrative expenses on the consolidated statement of operations.

Agreements with Placement Agents and Finders

The Company entered into a fourth Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective April 1, 2015 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, the Company shall pay to Spartan a non-refundable monthly fee of $10,000 through October 1, 2015. The monthly fee shall survive any termination of the Agreement. Additionally, (i) if at least $4,000,000 is raised in the Financing, the Company shall pay to Spartan a non-refundable fee of $5,000 per month from November 1, 2015 through October 2017; and (ii) if at least $5,000,000 is raised in the Financing, the Company shall pay to Spartan a non-refundable fee of $5,000 per month from November 1, 2017 through October 2019. If $10,000,000 or more is raised in the Financing, the Company shall issue to Spartan shares of its common stock having an aggregate value of $5,000 (as determined by reference to the average volume weighted average trading price for the last five trading days of the immediately preceding month) on the first day of each month during the period from November 1, 2015 through October 1, 2019.

The Company, upon closing of the Financing, shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing and 3% of the aggregate gross proceeds raised in the Financing for expenses incurred by Spartan. The Company shall grant and deliver to Spartan at the closing of the Financing, for nominal consideration, five-year warrants to purchase a number of shares of the Company’s common stock equal to 10% of the number of shares of common stock (and/or shares of common stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The warrants shall be exercisable at any time during the five-year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of common stock paid by investors in the Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

F-19

If the Company enters into a change of control transaction during the term of the agreement through October 1, 2022, the Company shall pay to Spartan a fee equal to 3% of the consideration paid or received by the Company and/or its stockholders in such transaction.

During the years ended January 31, 2019 and 2018, no payments were made to Spartan.

Operating Lease

The Company has a lease for office, manufacturing, and warehouse space in East Rutherford, NJ. The lease expires on March 31, 2024 with renewal options through March 2029. The Company leases additional office space in East Rutherford, NJ. This lease is for a 51-month term expiring on March 31, 2019 which was extended through March 2022.

Rent expense for the years ended January 31, 2019 and 2018 was $279,799 and $297,339, respectively.

Total future minimum payments required under the lease as of January 31, 2019 are as follows:

Years Ending January 31,
2020	$218,203
2021	219,682
2022	229,771
2023	215,184
2024	211,864
Thereafter	35,311
Total	$1,130,015

Note 12 - Income Tax Provision (Benefit)

The income tax provision (benefit) consists of the following:

	January 31, 2019	January 31, 2018
Federal
Current	$-	$-
Deferred	(383,948)	(2,188,418)
State and Local
Current
Deferred	-	-
Change in valuation allowance	383,948	2,188,418
Income tax provision (benefit)	$-	$-

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of January 31, 2018. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2019.

The Company has U.S. federal net operating loss carryovers (NOLs) of approximately $10.8 million and $11.1 million at January 31, 2019 and 2018, respectively, available to offset taxable income through 2034. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. The Company also has New Jersey State Net Operating Loss carry overs of $10.0 million and $10.9 million at January 31, 2019 and 2018, respectively, available to offset future taxable income through 2035.

F-20

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended January 31, 2019 and 2018, the change in the valuation allowance was $383,948 and $2,188,418, respectively.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No interest or penalties on unpaid tax were recorded during the years ended January 31, 2019 and 2018, respectively. As of January 31, 2019 and 2018, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

The Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:

Deferred Tax Assets	Year Ended January 31, 2019	Year Ended January 31, 2018

Net operating loss carryovers	$2,780,110	$3,252,384

Total deferred tax assets	2,780,110	3,252,384
Valuation allowance	(2,813,148)	(3,183,275)
Deferred tax asset, net of valuation allowance	(33,038)	69,109

Deferred Tax Liabilities
Other deferred tax liabilities	33,038	(69,109)
Total deferred tax liabilities	$33,038	$(69,109)
Net deferred tax asset (liability)	$-	$-

The expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense benefit as follows:

	Year Ended January 31, 2019	Year Ended January 31, 2018

US Federal statutory rate	(21.00)%	(21.00)%
State income tax, net of federal benefit	(8.98)	(5.94)
Deferred tax adjustment	(4.26)	-
Change in valuation allowance	30.52	27.03
Other permanent differences	(3.72)	(0.09)
Income tax provision (benefit)	-%	-%

Note 13 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were available to be issued. Based on this evaluation, the Company has identified the following reportable subsequent events other than those disclosed elsewhere in these financials.

F-21

(b) Nine months ended October 31, 2019 and October 31, 2018 (unaudited).

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

MamaMancini’s Holdings, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2019	January 31, 2019
	(unaudited)
Assets

Current Assets:
Cash	$610,574	$609,409
Accounts receivable, net	3,297,769	2,698,562
Other receivable	163,983	-
Inventories	1,651,324	1,396,400
Prepaid expenses	348,038	155,178
Total current assets	6,071,688	4,859,549

Property and equipment, net	2,846,254	2,884,594

Operating lease right of use assets, net	1,524,083	-

Deposits	20,177	20,177
Total Assets	$10,462,202	$7,764,320

Liabilities and Stockholders’ Equity (Deficit)

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$3,484,903	$3,061,932
Term loan	500,000	500,000
Operating lease liability	126,546	-
Finance leases payable	102,937	53,730
Total current liabilities	4,214,386	3,615,662

Term loan – net	899,053	1,914,401
Line of credit – net	2,897,348	2,612,034
Operating lease liability – net	1,403,187	-
Finance leases payable – net	343,324	162,527
Notes payable - related party	641,844	641,844
Total long-term liabilities	6,184,756	5,330,806

Total Liabilities	10,399,142	8,946,468

Commitments and contingencies

Stockholders’ Equity (Deficit):
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of October 31, 2019 and January 31, 2019, 0 and 0 shares outstanding as of October 31, 2019 and January 31, 2019	-	-
Preferred stock, $0.00001 par value; 19,880,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 31,991,241 and 31,866,241 shares issued and outstanding as of October 31, 2019 and January 31, 2019	321	320
Additional paid in capital	16,669,905	16,547,287
Accumulated deficit	(16,457,666)	(17,580,255)
Less: Treasury stock, 230,000 shares at cost, respectively	(149,500)	(149,500)
Total Stockholders’ Equity (Deficit)	63,060	(1,182,148)
Total Liabilities and Stockholders’ Equity (Deficit)	$10,462,202	$7,764,320

See accompanying notes to the condensed consolidated financial statements

F-22

MamaMancini’s Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2019	2018	2019	2018

Sales-net of slotting fees and discounts	$9,267,036	$8,242,847	$24,731,305	$21,625,671

Costs of sales	6,366,084	5,555,359	16,767,903	14,047,647

Gross profit	2,900,952	2,687,488	7,963,402	7,578,024

Operating expenses:
Research and development	32,744	31,628	82,579	98,807
General and administrative	2,364,608	2,119,751	6,446,715	6,259,769
Total operating expenses	2,397,352	2,151,379	6,529,294	6,358,576

Income from operations	503,600	536,109	1,434,108	1,219,448

Other expenses
Interest	(89,635)	(159,688)	(293,531)	(648,969)
Amortization of debt discount	(5,350)	(20,073)	(17,988)	(100,325)
Total other expenses	(94,985)	(179,761)	(311,519)	(749,294)

Net income	408,615	356,348	1,122,589	470,154

Less: preferred dividends	-	-	-	-

Net income available to common stockholders	$408,615	$356,348	$1,122,589	$470,154

Net income per common share
– basic	$0.01	$0.01	$0.04	$0.01
– diluted	$0.01	$0.01	$0.04	$0.01

Weighted average common shares outstanding
– basic	31,991,241	31,866,241	31,935,837	31,836,178
– diluted	32,091,210	32,489,369	32,035,806	32,459,307

See accompanying notes to the condensed consolidated financial statements

F-23

MamaMancini’s Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(unaudited)

For the Period from August 1, 2019 through October 31, 2019

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, August 1, 2019	-	$-	31,991,241	$321	(230,000)	$(149,500)	$16,642,259	$(16,866,281)	$(373,201)

Stock options issued for services	-	-	-	-	-	-	27,646	-	27,646

Net income	-	-	-	-	-	-	-	408,615	408,615
Balance, October 31, 2019	-	$-	31,991,241	$321	(230,000)	$(149,500)	$16,669,905	$(16,457,666)	$63,060

For the Period from August 1, 2018 through October 31, 2018

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, August 1, 2018	-	$-	31,866,241	$320	(230,000)	$(149,500)	$16,463,956	$(18,016,497)	$(1,701,721)

Share-based compensation	-	-	-	-	-	-	48,876	-	48,876

Net income	-	-	-	-	-	-	-	356,348	356,348
Balance, October 31, 2018	-	$-	31,866,241	$320	(230,000)	$(149,500)	$16,512,832	$(17,660,149)	$(1,296,497)

See accompanying notes to the condensed consolidated financial statements

F-24

MamaMancini’s Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(unaudited)

For the Period from February 1, 2019 through October 31, 2019

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, February 1, 2019	-	$-	31,866,241	$320	(230,000)	$(149,500)	$16,547,287	$(17,580,255)	$(1,182,148)

Stock options issued for services	-	-	-	-	-	-	50,744	-	50,744

Common stock issued for services	-	-	125,000	1	-	-	71,874	-	71,875

Net income	-	-	-	-	-	-	-	1,122,589	1,122,589
Balance, October 31, 2019	-	$-	31,991,241	$321	(230,000)	$(149,500)	$16,669,905	$(16,457,666)	$63,060

For the Period from February 1, 2018 through October 31, 2018

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, February 1, 2018	-	$-	31,753,437	$319	(230,000)	$(149,500)	$16,344,794	$(18,130,303)	$(1,934,690)

Share-based compensation	-	-	-	-	-	-	128,039	-	128,039

Common stock issued for the exercise of options	-	-	40,000	-	-	-	40,000	-	40,000

Common stock issued for the exercise of warrants	-	-	72,804	1	-	-	(1)	-	72,804

Net income	-	-	-	-	-	-	-	470,154	470,154
Balance, October 31, 2018	-	$-	31,866,241	$320	(230,000)	$(149,500)	$16,512,832	$(17,660,149)	$(1,296,497)

See accompanying notes to the condensed consolidated financial statements

F-25

MamaMancini’s Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	October 31, 2019	October 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,122,589	$470,154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	495,005	511,878
Amortization of debt discount	17,988	100,325
Share-based compensation	67,857	128,039
Amortization of right of use assets	75,747	-
Changes in operating assets and liabilities:
Accounts receivable	(599,207)	(138,596)
Other receivable	(163,983)	-
Inventories	(254,924)	(180,569)
Prepaid expenses	(138,098)	57,495
Accounts payable and accrued expenses	422,971	699,699
Current portion of operating lease liability	(70,097)	-
Net Cash Provided by Operating Activities	975,848	1,648,425

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(163,186)	(1,026,386)
Net Cash Used in Investing Activities	(163,186)	(1,026,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable – related party	-	(7,812)
Borrowings from term loan	41,917	300,000
Repayment of term loan	(1,075,253)	(174,155)
Repayment of note payable	-	(600,000)
Borrowings (repayments) of line of credit, net	285,314	(467,087)
Proceeds from capital lease	-	213,250
Repayment of capital lease obligations	(63,475)	(16,343)
Debt extension fees	-	(31,125)
Proceeds from exercise of options	-	40,000
Net Cash Used in Financing Activities	(811,497)	(743,272)

Net Increase (Decrease) in Cash	1,165	(121,233)

Cash - Beginning of Period	609,409	581,322

Cash - End of Period	$610,574	$460,089

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$363,519	$302,034

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating lease liability	$1,599,830	$-
Finance lease asset additions	$293,479	$30,000
Accrued interest on note payable reclassified to principal	$-	$392,702
Common stock issued for services to be rendered	$71,875	$-

See accompanying notes to the condensed consolidated financial statements

F-26

MamaMancini’s Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

October 31, 2019

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

MamaMancini’s Holdings, Inc. (the “Company”), (formerly known as Mascot Properties, Inc.) was organized on July 22, 2009 as a Nevada corporation. The Company has a year-end of January 31.

The Company is a manufacturer and distributor of beef meatballs with sauce, turkey meatballs with sauce, beef meat loaf, chicken parmesan and other similar meats and sauces. In addition, the Company continues to diversify its product line by introducing new products such as ready to serve dinners, single-size Pasta Bowls, bulk deli, packaged refrigerated and frozen products. The Company’s customers are located throughout the United States, with a large concentration in the Northeast and Southeast. The Company announced in October that it developed Plant Based Meatballs using Beyond Beef as its primary ingredient and signed an agreement with Beyond Meat. The Company expects to begin selling these products in the current quarter.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended January 31, 2019 filed on April 23, 2019. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The condensed consolidated balance sheet at January 31, 2019 was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the interim periods presented are not necessarily indicative of results for the year ending January 31, 2020.

Principles of Consolidation

The condensed consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s). All inter-company balances and transactions have been eliminated.

Following the closing of the merger with Joseph Epstein Food Enterprises, Inc. (“JEFE”) on November 1, 2017, the financial statements of JEFE are consolidated with that of the Company. The prior period financial statements included in the condensed consolidated financial statements have been adjusted to reflect this transaction.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, inventory obsolescence and the fair value of share-based payments.

F-27

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the grocery industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices pertaining to food and beverages in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at October 31, 2019 and January 31, 2019.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of October 31, 2019 and January 31, 2019, the Company had reserves of $2,000.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at October 31, 2019 and January 31, 2019:

	October 31, 2019	January 31, 2019
Raw Materials	$928,965	$556,703
Work in Process	-	38,769
Finished goods	722,359	800,928
	$1,651,324	$1,396,400

F-28

Property and Equipment

Property and equipment are recorded at cost. Depreciation expense is computed using straight-line methods over the estimated useful lives.

Asset lives for financial statement reporting of depreciation are:

Machinery and equipment	2-7 years
Furniture and fixtures	3 years
Leasehold improvements	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the condensed consolidated statements of operations.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach and recognized a right of use (“ROU”) asset and liability in the condensed consolidated balance sheet in the amount of $1,556,873 related to the operating lease for office and warehouse space. Results for the nine months ended October 31, 2019 are presented under ASC 842, while prior period amounts were not adjusted and continue to be reported in accordance with the legacy accounting guidance under ASC Topic 840, Leases.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Refer to Note 7. Leases for additional disclosures required by ASC 842.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Research and Development

Research and development is expensed as incurred. Research and development expenses for the three months ended October 31, 2019 and 2018 were $32,744 and $31,628, respectively. Research and development expenses for the nine months ended October 31, 2019 and 2018 were $82,579 and $98,807, respectively.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as general and administrative expenses.

F-29

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements under Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new guidance will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. Additionally, the guidance requires improved disclosures as to the nature, amount, timing and uncertainty of revenue that is recognized. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606)—Narrow-Scope Improvements and Practical Expedients. This update clarifies the objectives of collectability, sales and other taxes, noncash consideration, contract modifications at transition, completed contracts at transition and technical correction. The amendments in this update affect the guidance in ASU 2014-09. In September 2017, the FASB issued additional amendments providing clarification and implementation guidance.

The Company adopted this guidance and related amendments as of the first quarter of fiscal 2019, applying the full retrospective transition method. As the underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with the Company’s current business model and practices, the adoption of ASU 2014-09 did not have a material impact on the consolidated financial statements. In addition, the adoption of ASC 606 did not impact the previously reported financial statements in any prior period nor did it result in a cumulative effect adjustment to retained earnings.

The Company’s sales predominantly are generated from the sale of finished products to customers, contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are shipped to the customer. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods. The Company reports all amounts billed to a customer in a sale transaction as revenue. Under the new revenue guidance, the Company elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses in general and administrative expenses on the consolidated statement of operations.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers. The Company generally recognizes the related trade receivable when the goods are shipped.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	For the Nine Months Ended
	October 31, 2019	October 31, 2018
Gross Sales	$25,176,596	$21,942,660
Less: Slotting, Discounts, Allowances	445,291	316,989
Net Sales	$24,731,305	$21,625,671

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Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by significant geographic area for the nine months ended October 31, 2019 and 2018:

	For the Nine Months Ended
	October 31, 2019	October 31, 2018
Northeast	$8,266,248	$6,549,036
Southeast	5,982,856	4,948,924
Midwest	3,607,441	3,667,795
West	4,241,811	4,012,664
Southwest	3,078,240	2,764,241
Total revenue	$25,176,596	$21,942,660

Cost of Sales

Cost of sales represents costs directly related to the production and manufacturing of the Company’s products. Costs include product development, freight-in, packaging, and print production costs.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred. Producing and communicating advertising expenses for the three months ended October 31, 2019 and 2018 were $517,940 and $339,987, respectively. Producing and communicating advertising expenses for the nine months ended October 31, 2019 and 2018 were $1,274,735 and $1,246,170, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”) which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the consolidated statement of operations. Share-based payments issued to placement agents are classified as a direct cost of a stock offering and are recorded as a reduction in additional paid in capital.

For the three months ended October 31, 2019, share-based compensation amounted to $37,914 relating to shares of common stock and options issued to employees and consultants for services.

For the three months ended October 31, 2018, share-based compensation amounted to $48,876 relating to options issued to employees and consultants for services.

For the nine months ended October 31, 2019, share-based compensation amounted to $67,857 relating to shares of common stock and options issued to employees and consultants for services.

For the nine months ended October 31, 2018, share-based compensation amounted to $128,039 relating to options issued to employees and consultants for services.

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For the nine months ended October 31, 2019 and 2018, when computing fair value of share-based payments, the Company has considered the following variables:

	October 31, 2019	October 31, 2018
Risk-free interest rate	1.52 - 2.29%	1.99 - 2.78%
Expected life of grants	3 - 3.5 years	1.95 - 3 years
Expected volatility of underlying stock	127 - 150%	101 - 172%
Dividends	0%	0%

The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

The expected stock price volatility for the Company’s stock options was estimated using the historical volatilities of the Company’s common stock. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

Earnings (Loss) Per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income (loss) attributable to common stockholders per common share.

	For the Three Months Ended
	October 31, 2019	October 31, 2018
Numerator:
Net income attributable to common stockholders	$408,615	$356,348
Effect of dilutive securities:	—	—

Diluted net income	$408,615	$356,348

Denominator:
Weighted average common shares outstanding - basic	31,991,241	31,866,241
Dilutive securities (a):
Series A Preferred	-	-
Options	99,969	156,462
Warrants	-	466,667

Weighted average common shares outstanding and assumed conversion – diluted	32,091,210	32,489,369

Basic net income per common share	$0.01	$0.01

Diluted net income per common share	$0.01	$0.01

(a) - Anti-dilutive securities excluded:	6,579,164	3,074,904

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	For the Nine Months Ended
	October 31, 2019	October 31, 2018
Numerator:
Net income attributable to common stockholders	$1,122,589	$470,154
Effect of dilutive securities:	-	-

Diluted net income	$1,122,589	$470,154

Denominator:
Weighted average common shares outstanding - basic	31,935,837	31,836,178
Dilutive securities (a):
Series A Preferred	-	-
Options	99,969	156,462
Warrants	-	466,667

Weighted average common shares outstanding and assumed conversion – diluted	32,035,806	32,459,307

Basic net income per common share	$0.04	$0.01

Diluted net income per common share	$0.04	$0.01

(a) - Anti-dilutive securities excluded:	6,579,164	3,074,904

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2017.

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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Recent Accounting Pronouncements

In June 2018, the FASB issued Accounting Standards Update (ASU) No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after the grant date. ASU 2018-07 is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within that reporting period. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606, Revenue from Contracts with Customers (as described above under “Revenue Recognition”). The adoption of the new standard did not have a significant impact on its condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Note 3 - Property and Equipment:

Property and equipment on October 31, 2019 and January 31, 2019 are as follows:

	October 31, 2019	January 31, 2019
Machinery and Equipment	$3,088,390	$2,662,403
Furniture and Fixtures	89,443	81,099
Leasehold Improvements	2,917,282	2,894,949
	6,095,115	5,638,451
Less: Accumulated Depreciation	3,248,861	2,753,857
	$2,846,254	$2,884,594

Depreciation expense charged to income for the three months ended October 31, 2019 and 2018 amounted to $124,953 and $174,045, respectively. Depreciation expense charged to income for the nine months ended October 31, 2019 and 2018 amounted to $495,005 and $511,878, respectively.

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Note 4 - Investment in Meatball Obsession, LLC

During 2011, the Company acquired a 34.62% interest in Meatball Obsession, LLC (“MO”) for a total investment of $27,032. This investment is accounted for using the equity method of accounting. Accordingly, investments are recorded at acquisition cost plus the Company’s equity in the undistributed earnings or losses of the entity.

At December 31, 2011, the investment was written down to $0 due to losses incurred by MO.

The Company’s ownership interest in MO has decreased due to dilution. At October 31, 2019 and January 31, 2019, the Company’s ownership interest in MO was 12% and 12%, respectively.

Note 5 - Related Party Transactions

Meatball Obsession, LLC

A current director of the Company is the chairman of the board and shareholder of Meatball Obsession LLC (“MO”).

For the three months ended October 31, 2019 and 2018, the Company generated $20,474 and $40,401 in revenues from MO, respectively. For the nine months ended October 31, 2019 and 2018, the Company generated $53,723 and $81,111 in revenues from MO, respectively.

As of October 31, 2019 and January 31, 2019, the Company had a receivable of $27,060 and $57,374 due from MO, respectively.

WWS, Inc.

A current director of the Company is the president of WWS, Inc.

For the three months ended October 31, 2019 and 2018, the Company recorded $6,000 and $12,000 in commission expense from WWS, Inc. generated sales, respectively. For the nine months ended October 31, 2019 and 2018, the Company recorded $30,000 and $36,000 in commission expense from WWS, Inc. generated sales, respectively.

Notes Payable – Related Party

During the year ended January 31, 2016, the Company received aggregate proceeds of $125,000 from notes payable with the CEO of the Company. The notes bear interest at a rate of 4% per annum and matured on December 31, 2016. The notes were subsequently extended until January 2024. As of October 31, 2019 and January 31, 2019, the outstanding principal balance of the notes was $109,844.

The Company received advances from the CEO of the Company which bear interest at 8%. The advances are due on January 2024. At October 31, 2019 and January 31, 2019, there was $400,000 of principal outstanding.

The Company received advances from an entity 100% owned by the CEO of the Company, which bear interest at 8%. The advances are due on January 2024. At October 31, 2019 and January 31, 2019, there was $132,000 of principal outstanding, respectively.

For the three months ended October 31, 2019 and 2018, the Company recorded interest expense of $11,775 and $6,185, respectively, related to the above related party notes payable. For the nine months ended October 31, 2019 and 2018, the Company recorded interest expense of $34,544 and $38,872, respectively, related to the above related party notes payable. At October 31, 2019 and January 31, 2019, there was $2,485 and $48,141 of accrued interest on the above related party notes, respectively.

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Note 6 - Loan and Security Agreement

M&T Bank

Effective, January 4, 2019, the Company also entered into a $2.5 million five-year note with M&T Bank at LIBOR plus four points with repayments in equal payments over 60 months. The new facility is supported by a first priority security interest in all of the Company’s business assets and is further subject to various affirmative and negative financial covenants and a limited Guaranty by the Company’s Chief Executive Officer, Carl Wolf. The Company recorded $89,321 as a debt discount and will be amortized over the remaining life of the note using the effective interest method. There was unamortized debt discount of $67,611 and $85,599 as of October 31, 2019 and January 31, 2019, respectively. The outstanding balance on the term loan was $1,466,664 and $2,500,000 as of October 31, 2019 and January 31, 2019, respectively.

Effective, January 4, 2019, the Company has arranged a new $3.5 million working capital line of credit with M&T Bank at LIBOR plus four points with a two-year expiration. The new facility is supported by a first priority security interest in all of the Company’s business assets and is further subject to various affirmative and negative financial covenants and a limited Guaranty by the Company’s Chief Executive Officer, Carl Wolf. Advances under the line of credit are limited to eighty percent (80%) of eligible accounts receivable (which is subject to an agreed limitation and is further subject to certain asset concentration provisions) and fifty percent (50%) of eligible inventory (which is subject to an agreed dollar limitation). All advances under the line of credit are due upon maturity. The outstanding balance on the line of credit was $2,897,348 and $2,612,034 as of October 31, 2019 and January 31, 2019, respectively.

Future maturities of all debt (excluding debt discount discussed above in Notes 5 and 6) are as follows:

For the Years Ending October 31,
2020	$500,004
2021	3,397,352
2022	466,656
2023	-
2024	641,844
$5,005,856

Note 7 - Leases

The Company determines if an arrangement contains a lease at inception. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company’s leases consist of leaseholds on office space, manufacturing space and machinery and equipment. The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

Leases with a term of 12 months or less are not recorded on the balance sheet, per the election of the practical expedient noted above.

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The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense were as follows:

Nine Months Ended October 31, 2019
Finance leases:
Depreciation of assets	$74,354
Interest on lease liabilities	22,227
Operating leases	194,116
Short-term lease	7,653
Total net lease cost	$298,350

Supplemental balance sheet information related to leases was as follows:

October 31, 2019
Operating leases:
Operating lease ROU assets	$1,524,083

Current operating lease liabilities, included in current liabilities	$126,546
Noncurrent operating lease liabilities, included in long-term liabilities	1,403,187
Total operating lease liabilities	$1,529,733

Finance leases:
Property and equipment, at cost	$550,269
Accumulated depreciation	131,266
Property and equipment, net	$419,003

Current obligations of finance leases, included in current portion of long-term debt	$102,937
Finance leases, net of current obligations, included in long-term debt	343,324
Total finance lease liabilities	$446,261

Supplemental cash flow and other information related to leases was as follows:

Nine Months Ended October 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$70,097
Financing cash flows from finance leases	63,475

ROU assets obtained in exchange for lease liabilities:
Operating leases	$1,599,830
Finance leases	93,479

Weighted average remaining lease term (in years):
Operating leases	8.8
Finance leases	3.8

Weighted average discount rate:
Operating leases	6.54%
Finance leases	5.85%

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Total future minimum payments required under the lease obligations as of October 31, 2019 are as follows:

Twelve Months Ending October 31,
2020	$354,898
2021	361,960
2022	360,511
2023	272,345
2024	257,720
Thereafter	935,731
Total lease payments	$2,543,165
Less: amounts representing interest	(595,167)
Total lease obligations	$1,947,998

Note 9 - Concentrations

Revenues

During the nine months ended October 31, 2019, the Company earned revenues from three customers representing approximately 47%, 10% and 10% of gross sales. As of October 31, 2019, these three customers represented approximately 41%, 14% and 6% of total gross outstanding receivables, respectively. During the nine months ended October 31, 2018, the Company earned revenues from one customer representing approximately 52% of gross sales. As of October 31, 2018, this one customer represented approximately 50% of total gross outstanding receivables.

Note 10 - Stockholders’ Deficit

Common Stock

On June 1, 2019, the Company issued 125,000 shares of its common stock to a consultant for services to be rendered. At the date of grant, the shares had a fair value of $71,875 and is included in prepaid expenses on the unaudited condensed consolidated balance sheets. During the three and nine months ended October 31, 2019, the Company recorded $10,268 and $17,113 of stock-based compensation related to these shares.

(A) Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price
Outstanding – January 31, 2019	649,000	$0.77
Exercisable – January 31, 2019	521,500	$0.71
Granted	265,000	$0.53
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – October 31, 2019	914,000	$0.70
Exercisable – October 31, 2019	679,000	$0.71

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.39 – 1.38	914,000	2.86	$0.70	679,000	$0.71

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At October 31, 2019 the total intrinsic value of options outstanding and exercisable was $86,480 and $63,980, respectively.

During the nine months ended October 31, 2019, the Company issued to 265,000 options to the members of the Board of Directors and an employee. The options have an exercise price range of $0.52 to $0.70 per share, a term of 5 years, and 1-year vesting. The options have an aggregated fair value of approximately $94,374 that was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 2.

During the nine months ended October 31, 2018, 40,000 options were exercised by the option holders. The Company issued 40,000 shares of common stock as a result of this exercise and received proceeds of $40,000. No options were exercised during the nine months ended October 31, 2019.

For the nine months ended October 31, 2019 and 2018, the Company recognized share-based compensation related to options of an aggregate of $50,744 and $128,039, respectively. At October 31, 2019, unrecognized share-based compensation was $72,658.

(B) Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2019	6,245,331	$1.04
Exercisable – January 31, 2019	6,245,331	$1.04
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	(188,667)	$-
Outstanding – October 31, 2019	6,056,664	$1.02
Exercisable – October 31, 2019	6,056,664	$1.02

Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.67 – 1.50	6,056,664	1.12	$1.02	6,056,664	$1.02

At October 31, 2019, the total intrinsic value of warrants outstanding and exercisable was $0 and $0, respectively.

During the nine months ended October 31, 2019, no warrants were exercised by the warrant holders.

During the nine months ended October 31, 2018, 467,496 warrants were exercised by the warrant holders on a cashless basis. The Company issued 72,804 shares of common stock as a result of this exercise.

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Note 11 - Commitments and Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Licensing and Royalty Agreements

On March 1, 2010, the Company was assigned a Development and License agreement (the “Agreement”). Under the terms of the Agreement the Licensor shall develop for the Company a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Licensor shall work with Licensee to develop Licensor Products that are acceptable to Licensee. Upon acceptance of a Licensor Product by Licensee, Licensor’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products (the “Recipes”) shall be subject to this Development and License Agreement.

The Exclusive Term began on January 1, 2009 (the “Effective Date”) and ends on the 50th anniversary of the Effective Date.

The Royalty Rate shall be: 6% of net sales up to $500,000 of net sales for each Agreement year; 4% of Net Sales from $500,000 up to $2,500,000 of Net Sales for each Agreement year; 2% of Net Sales from $2,500,000 up to $20,000,000 of Net Sales for each Agreement year; and 1% of Net Sales in excess of $20,000,000 of Net Sales for each Agreement year.

In order to continue the Exclusive term, the Company shall pay a minimum royalty with respect to the preceding Agreement year as follows:

Agreement Year	Minimum Royalty to be Paid with Respect to Such Agreement Year
1st and 2nd	$-
3rd and 4th	$50,000
5th, 6th and 7th	$75,000
8th and 9th	$100,000
10th and thereafter	$125,000

The Company incurred $98,656 and $105,834 of royalty expenses for the three months ended October 31, 2019 and 2018. The Company incurred $319,502 and $306,690 of royalty expenses for the nine months ended October 31, 2019 and 2018. Royalty expenses are included in general and administrative expenses on the consolidated statement of operations.

Agreements with Placement Agents and Finders

The Company entered into a fourth Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective April 1, 2015 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, the Company shall pay to Spartan a non-refundable monthly fee of $10,000 through October 1, 2015. The monthly fee shall survive any termination of the Agreement. Additionally, (i) if at least $4,000,000 is raised in the Financing, the Company shall pay to Spartan a non-refundable fee of $5,000 per month from November 1, 2015 through October 2017; and (ii) if at least $5,000,000 is raised in the Financing, the Company shall pay to Spartan a non-refundable fee of $5,000 per month from November 1, 2017 through October 2019. If $10,000,000 or more is raised in the Financing, the Company shall issue to Spartan shares of its common stock having an aggregate value of $5,000 (as determined by reference to the average volume weighted average trading price for the last five trading days of the immediately preceding month) on the first day of each month during the period from November 1, 2015 through October 1, 2019.

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The Company, upon closing of the Financing, shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing and 3% of the aggregate gross proceeds raised in the Financing for expenses incurred by Spartan. The Company shall grant and deliver to Spartan at the closing of the Financing, for nominal consideration, five-year warrants to purchase a number of shares of the Company’s common stock equal to 10% of the number of shares of common stock (and/or shares of common stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The warrants shall be exercisable at any time during the five-year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of common stock paid by investors in the Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

If the Company enters into a change of control transaction during the term of the agreement through October 1, 2022, the Company shall pay to Spartan a fee equal to 3% of the consideration paid or received by the Company and/or its stockholders in such transaction.

Advisory Agreement

The Company entered into an Advisory Agreement with Spartan effective June 1, 2019 (the “Advisory Agreement”). Pursuant to the agreement, the Company shall pay to Spartan a non-refundable monthly fee of $5,000 over a 21-month period. Additionally, the Company granted Spartan 125,000 shares of common stock which are considered fully-paid and non-assessable upon execution of the agreement. During the term or this Agreement, the Consultant will provide non-exclusive consulting services related to general corporate matters, including, but not limited to (i) advice and input with respect to raising capital and potential M&A transactions, (ii) identifying suitable personal for management and Board positions (iii) developing corporate structure and finance strategies, (iv) assisting the Company with strategic introductions, (v) assisting management with enhancing corporate and shareholder value, and (vi) introducing the Company to potential investors (collectively, the “Advisory Services”).

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this prospectus is February __, 2020.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$1,179.26
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$5,000.00
Printing expenses	$3,000.00
Miscellaneous	$1,000.00

TOTAL	$15,179.20

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above through advances to the Company by the Company’s founding shareholders. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Pursuant to our Certificate of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Below is a list of securities sold by us from February 1, 2019 through January 14, 2020 which were not registered under the Securities Act.

Common Stock:

Name of Purchaser	Issue Date	Security	Shares	Consideration
Spartan Capital Securities LLC	6/1/19	Common Stock	125,0000	Consulting Services

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

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Item 16. Exhibits

Exhibit No.	Description
3.1(a)	Articles of Incorporation of MamaMancini’s Holdings, Inc. (previously filed)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of MamaMancini’s Holdings, Inc. dated as of February 26, 2013 (previously filed)
3.2	Bylaws of MamaMancini’s Holdings, Inc. (previously filed)
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Rutherford in the State of New Jersey on the 7th day of February, 2020.

MamaMancini’s Holdings, Inc.
(Registrant)

By:	/s/ Carl Wolf
Carl Wolf
Chief Executive Officer, Chairman of the Board of Directors

Date	February 7, 2020

By:	/s/ Lawrence Morgenstein
Lawrence Morgenstein
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date	February 7, 2020

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Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Carl Wolf
Carl Wolf
Chief Executive Officer, Chairman of the Board of Directors

Date	February 7, 2020

By:	/s/ Matthew Brown
Matthew Brown
President, Director

Date	February 7, 2020

By:	/s/ Lawrence Morgenstein
Lawrence Morgenstein
Chief Financial Officer

Date	February 7, 2020

By:	/s/ Steven Burns
Steven Burns
Executive Vice President, Director

Date	February 7, 2020

By:	/s/ Alfred D’Agostino
Alfred D’Agostino
Director

Date	February 7, 2020

By:	/s/ Tom Toto
Tom Toto
Director

Date	February 7, 2020

/s/ Dean Janeway
Dean Janeway Director

Date	February 7, 2020

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EXHIBIT LIST

Exhibit No.	Description
3.1(a)	Articles of Incorporation of MamaMancini’s Holdings, Inc. (previously filed)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of MamaMancini’s Holdings, Inc. dated as of February 26, 2013 (previously filed)
3.2	Bylaws of MamaMancini’s Holdings, Inc. (previously filed)
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors

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